                                                                    EXHIBIT 10.2

                                   EXECUTION




                            364-DAY LOAN AGREEMENT



                          Dated as of April 10, 2000




                                     among



                               MGM GRAND, INC.,
                                  as Borrower

                        MGM GRAND ATLANTIC CITY, INC.
                                     and
                            MGM GRAND DETROIT, LLC
                                as Co-Borrowers

The Banks, Syndication Agent, Documentation Agents and Co-Documentation Agents
                                 herein named


                                      and


                            BANK OF AMERICA, N.A.
                            as Administrative Agent


                        BANC OF AMERICA SECURITIES LLC
                      Lead Arranger and Sole Book Manager

                               TABLE OF CONTENTS
                               -----------------

                                                                                                                             Page
Article 1
     DEFINITIONS AND ACCOUNTING TERMS.....................................................................................      1
     1.1  Defined Terms...................................................................................................      1
     1.2  Use of Defined Terms............................................................................................     26
     1.3  Accounting Terms - Fiscal Periods...............................................................................     26
     1.4  Rounding........................................................................................................     27
     1.5  Exhibits and Schedules..........................................................................................     27
     1.6  Miscellaneous Terms.............................................................................................     27

Article 2
     LOANS................................................................................................................     28
     2.1  Loans-General...................................................................................................     28
     2.2  Base Rate Loans.................................................................................................     29
     2.3  Eurodollar Rate Loans...........................................................................................     29
     2.4  [Reserved]......................................................................................................     30
     2.5  [Reserved]......................................................................................................     30
     2.6  [Reserved]......................................................................................................     30
     2.7  Co-Borrowers....................................................................................................     30
     2.8  Voluntary Reduction of Commitment...............................................................................     30
     2.9  Optional Termination of Commitment..............................................................................     31
     2.10 Extension of Maturity Date......................................................................................     31
     2.11 Administrative Agent's Right to Assume Funds Available for Advances.............................................     32
     2.12 Release and Reattachment of Collateral..........................................................................     32
     2.13 Senior Indebtedness.............................................................................................     34

Article 3
     PAYMENTS AND FEES....................................................................................................     35
     3.1  Principal and Interest..........................................................................................     35
     3.2  Lead Arranger's Fees............................................................................................     36
     3.3  Upfront Fees....................................................................................................     36
     3.4  Facility Fees...................................................................................................     36
     3.5  [Reserved]......................................................................................................     37
     3.6  Agency Fees.....................................................................................................     37
     3.7  Increased Commitment Costs......................................................................................     37
     3.8  Eurodollar Costs and Related Matters............................................................................     37
     3.9  Late Payments...................................................................................................     41
     3.10 Computation of Interest and Fees................................................................................     41
     3.11 Non-Banking Days................................................................................................     42
     3.12 Manner and Treatment of Payments................................................................................     42
     3.13 Funding Sources.................................................................................................     43
     3.14 Failure to Charge Not Subsequent Waiver.........................................................................     43
     3.15 Administrative Agent's Right to Assume Payments Will be Made by Borrower and the Co-Borrowers...................     43
     3.16 Fee Determination Detail........................................................................................     44

     3.17 Survivability...................................................................................................     44

Article 4
     REPRESENTATIONS AND WARRANTIES.......................................................................................     45
     4.1  Existence and Qualification; Power; Compliance With Laws........................................................     45
     4.2  Authority; Compliance With Other Agreements and Instruments and Government Regulations..........................     45
     4.3  No Governmental Approvals Required..............................................................................     46
     4.4  Subsidiaries....................................................................................................     46
     4.5  Financial Statements............................................................................................     47
     4.6  No Other Liabilities; No Material Adverse Changes...............................................................     47
     4.7  Title to Property...............................................................................................     47
     4.8  Intangible Assets...............................................................................................     47
     4.9  Public Utility Holding Company Act..............................................................................     48
     4.10 Litigation......................................................................................................     48
     4.11 Binding Obligations.............................................................................................     48
     4.12 No Default......................................................................................................     48
     4.13 ERISA...........................................................................................................     48
     4.14 Regulations T, U and X; Investment Company Act..................................................................     49
     4.15 Disclosure......................................................................................................     49
     4.16 Tax Liability...................................................................................................     49
     4.17 Projections.....................................................................................................     49
     4.18 Hazardous Materials.............................................................................................     49
     4.19 No Default Under Old Loan Agreement.............................................................................     50
     4.20 Mirage Merger Effective.........................................................................................     50

Article 5
     AFFIRMATIVE COVENANTS (OTHER THAN INFORMATION AND REPORTING REQUIREMENTS)............................................     51
     5.1  Preservation of Existence.......................................................................................     51
     5.2  Maintenance of Properties.......................................................................................     51
     5.3  Maintenance of Insurance........................................................................................     51
     5.4  Compliance With Laws............................................................................................     51
     5.5  Inspection Rights...............................................................................................     51
     5.6  Keeping of Records and Books of Account.........................................................................     52
     5.7  Use of Proceeds.................................................................................................     52
     5.8  New Restricted Subsidiaries.....................................................................................     52
     5.9  Hazardous Materials Laws........................................................................................     52

Article 6
     NEGATIVE COVENANTS...................................................................................................     53
     6.1  Payment of Subordinated Obligations.............................................................................     53
     6.2  Disposition of Property.........................................................................................     53
     6.3  Mergers.........................................................................................................     53
     6.4  Hostile Acquisitions............................................................................................     54
     6.5 ERISA............................................................................................................     54

     6.6   Change in Nature of Business...................................................................................     54
     6.7   Liens and Negative Pledges.....................................................................................     54
     6.8   Leverage Ratio.................................................................................................     55
     6.9   Interest Charge Coverage Ratio.................................................................................     55

Article 7
     INFORMATION AND REPORTING REQUIREMENTS...............................................................................     57
     7.1   Financial and Business Information.............................................................................     57
     7.2   Compliance Certificates........................................................................................     60

Article 8
     CONDITIONS...........................................................................................................     61
     8.1   Initial Advances on the Closing Date...........................................................................     61
     8.2   Any Increasing Advance.........................................................................................     63

Article 9
     EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT.................................................................     65
     9.1   Events of Default..............................................................................................     65
     9.2   Remedies Upon Event of Default.................................................................................     67

Article 10
     THE ADMINISTRATIVE AGENT.............................................................................................     70
     10.1  Appointment and Authorization..................................................................................     70
     10.2  Administrative Agent and Affiliates............................................................................     70
     10.3  Proportionate Interest in any Collateral.......................................................................     70
     10.4  Banks' Credit Decisions........................................................................................     70
     10.5  Action by Administrative Agent.................................................................................     71
     10.6  Liability of Administrative Agent..............................................................................     72
     10.7  Indemnification................................................................................................     73
     10.8  Successor Administrative Agent.................................................................................     73
     10.9  Foreclosure on Collateral......................................................................................     74
     10.10 Intercreditor Arrangements; Attornment Agreements..............................................................     74
     10.11 No Obligations of Borrower and the Co-Borrowers................................................................     74

Article 11
     MISCELLANEOUS........................................................................................................     75
     11.1  Cumulative Remedies; No Waiver.................................................................................     75
     11.2  Amendments; Consents...........................................................................................     75
     11.3  Costs, Expenses and Taxes......................................................................................     76
     11.4  Nature of Banks' Obligations...................................................................................     77
     11.5  Survival of Representations and Warranties.....................................................................     77
     11.6  Notices........................................................................................................     77
     11.7  Execution of Loan Documents....................................................................................     78
     11.8  Binding Effect; Assignment.....................................................................................     78
     11.9  Right of Setoff................................................................................................     81
     11.10 Sharing of Setoffs.............................................................................................     81
     11.11 Indemnity by Borrower and the Co-Borrowers.....................................................................     82

     11.12 Nonliability of the Banks....................................................................................     83
     11.13 No Third Parties Benefitted..................................................................................     84
     11.14 Confidentiality..............................................................................................     84
     11.15 Further Assurances...........................................................................................     84
     11.16 Integration..................................................................................................     84
     11.17 Governing Law................................................................................................     85
     11.18 Severability of Provisions...................................................................................     85
     11.19 Headings.....................................................................................................     85
     11.20 Time of the Essence..........................................................................................     85
     11.21 Foreign Banks and Participants...............................................................................     85
     11.22 Hazardous Material Indemnity.................................................................................     86
     11.23 Gaming Boards................................................................................................     87
     11.24 Lien Releases................................................................................................     87
     11.25 Termination; Release of Liens................................................................................     87
     11.26 Nevada Gaming Collateral.....................................................................................     87
     11.27 Removal of a Bank............................................................................................     87
     11.28 Joint and Several............................................................................................     88
     11.29 Non-Involvement of Tracinda..................................................................................     88
     11.30 Waiver of Right to Trial by Jury.............................................................................     88
     11.31 Purported Oral Amendments....................................................................................     89

Exhibits
--------

A - Assignment Agreement
B - Assumption Agreement
C - Note
D - [Reserved]
E - [Reserved]
F - [Reserved]
G - Compliance Certificate
H - Pricing Certificate
I - Reserved
J - Request for Loan
K - Joint Borrower Provisions

Schedules
---------

4.3  Governmental Approvals
4.4  Subsidiaries
4.7  Existing Liens and Negative Pledges
4.10 Material Litigation
4.17 Projections
4.18 Environmental Matters

                            364-DAY LOAN AGREEMENT
                            ----------------------

                          Dated as of April 10, 2000

          This 364-Day Loan Agreement ("Agreement") is entered into by and among MGM Grand, Inc., a Delaware corporation ("Borrower"), MGM Grand Atlantic City, Inc., a New Jersey corporation ("Atlantic City") and MGM Grand Detroit, LLC, a Delaware limited liability company ("Detroit"), as initial Co-Borrowers, each Guarantor which may hereafter be designated as an additional Co-Borrower pursuant to Section 2.7, each lender whose name is set forth on the signature pages of this Agreement and each lender which may hereafter become a party to this Agreement pursuant to Section 11.8 (collectively, the "Banks" and individually, a "Bank"), Bankers Trust Company, as Syndication Agent, Citibank, N.A. and Commerzbank AG, as Documentation Agents, CIBC World Markets, Societe Generale, The Bank of Nova Scotia, Bank One, NA, Merrill Lynch Capital Corp. and Bear Stearns Corporate Lending Inc., as Co-Documentation Agents, Comerica Bank, as Co-Agent, Fleet Bank, N.A., as Managing Agent, and Bank of America, N.A., as Administrative Agent.

          In consideration of the mutual covenants and agreements herein contained, Borrower, Atlantic City, Detroit, each Co-Borrower which hereafter becomes a Party hereto pursuant to Section 2.7, and each of the Creditors, covenant and agree as follows:

                             Article 1
                 DEFINITIONS AND ACCOUNTING TERMS
                 --------------------------------

          1.1  Defined Terms.  As used in this Agreement, the following terms
               -------------
shall have the meanings set forth below:

          "Acquisition" means any transaction, or any series of related
           -----------
     transactions, by which Borrower or its Restricted Subsidiaries directly or indirectly (i) acquire any going business or all or substantially all of the assets of any Person, or any division thereof, whether through purchase of assets, merger or otherwise, or (ii) acquire (in one transaction or as the most recent transaction in a series of transactions) control of at least a majority in ordinary voting power of the securities of a corporation which have ordinary voting power for the election of directors, or (iii) acquire control of a majority ownership interest in any partnership, joint venture, limited liability company or any other Person.

          "Administrative Agent" means Bank of America, when acting in its
           --------------------
     capacity as the Administrative Agent under any of the Loan Documents, or any successor Administrative Agent.

          "Administrative Agent's Office" means the Administrative Agent's
           -----------------------------
     address as set forth on the signature pages of this Agreement, or such other address as the Administrative Agent hereafter may designate by written notice to Borrower and the Banks.

          "Advance" means any advance made or to be made by any Bank to Borrower
           -------
     or any Co-Borrower as provided in Article 2.

          "Affiliate" means, as to any Person, any other Person which directly
           ---------
     or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (and the correlative terms, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided that, in any event, any Person that owns, directly or
                 --------
     indirectly, 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation that has more than 100 record holders of such securities, or 10% or more of the partnership or other ownership interests of any other Person that has more than 100 record holders of such interests, will be presumed (subject to rebuttal by a preponderance of the evidence) to control such corporation, partnership or other Person.

          "Agreement" means this 364-Day Loan Agreement, either as originally
           ---------
     executed, or as it may from time to time be supplemented, modified, amended, restated or extended.

          "Assignment Agreement" means an Assignment Agreement substantially in
           --------------------
     the form of Exhibit A.

          "Assumption Agreement" means each Assumption Agreement hereafter
           --------------------
     executed by a Co-Borrower pursuant to Section 2.7, substantially in the form of Exhibit B either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

          "Atlantic City" means MGM Grand Atlantic City, Inc., a New Jersey
           -------------
     corporation, its successors and permitted assigns.

          "Australia Companies" means, collectively, (a) MGM Grand Diamond,
           -------------------
     Inc., a Nevada corporation, (b) its wholly owned Subsidiary, MGM Grand Australia Pty., Ltd., a corporation organized under the laws of the Northern Territory of Australia, and (c) each Subsidiary of MGM Grand Australia Pty., Ltd., their successors and permitted assigns.

          "Average Quarterly Funded Debt" means, as of the last day of each
           -----------------------------
     Fiscal Quarter, the average of the principal amount of Funded Debt outstanding on the last day of each of the three calendar months comprising such Fiscal Quarter, provided that as of the first Fiscal Quarter ending
                          --------
     following the Closing Date, only calendar months ending following the Closing Date shall be considered in computing this average.

          "Bank" means each lender whose name is set forth in the signature
           ----
     pages of this Agreement and each lender which may hereafter become a party to this Agreement pursuant to Section 11.8 (and to the extent a party to a Related Swap Agreement, any Affiliate of a Bank).

          "Bank of America" means Bank of America, N.A., its successors and
           ---------------
     assigns.

          "Banking Day" means any Monday, Tuesday, Wednesday, Thursday or
           -----------
     Friday, other than a day on which banks are authorized or required to be
             ----- ----
     closed in California, Nevada or New York.

          "Base Rate" means, as of any date of determination, the rate per annum
           ---------
     (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the higher of (a) the Prime Rate in effect on such date and (b) the Federal
     ---------
     Funds Rate in effect on such date plus 1/2 of 1% (50 basis points).

          "Base Rate Advance" means an Advance made hereunder and specified to
           -----------------
     be a Base Rate Advance in accordance with Article 2.

          "Base Rate Loan" means a Loan made hereunder and specified to be a
           --------------
     Base Rate Loan in accordance with Article 2.

          "Base Rate Margin" means, as of each date of determination, the rate
           ----------------
     set forth below (expressed in basis points) opposite the Pricing Level then in effect.

                    Pricing Level       Base Rate Margin
                    -------------       ----------------
                          I                    0.0
                          II                   0.0
                          III                 10.0
                          IV                  42.5
                          V                   62.5

          "Borrower" means MGM Grand, Inc., a Delaware corporation, its
           --------
     successors and permitted assigns.

          "Borrower Group EBITDA" means, for any fiscal period, the EBITDA of
           ---------------------
     Borrower and its Restricted Subsidiaries for that fiscal period.

          "Capital Expenditure" means any expenditure for or related to fixed
           -------------------
     assets or purchased intangibles that is treated as a capital expenditure under Generally Accepted Accounting Principles, including any amount which
                                                     ---------
     is required to be treated as an asset subject to a Capital Lease
     Obligation.

          "Capital Lease Obligations" means all monetary obligations of a Person
           -------------------------
     under any leasing or similar arrangement which, in accordance with Generally Accepted Accounting Principles, is classified as a capital lease.

          "Cash" means, when used in connection with any Person, all monetary
           ----
     and non-monetary items owned by that Person that are treated as cash in accordance with Generally Accepted Accounting Principles, consistently applied.

          "Cash Equivalents" means, when used in connection with any Person,
           ----------------
     that Person's Investments in:

               (a) Government Securities due within one year after the date of the making of the Investment;

               (b) readily marketable direct obligations of any State of the United States of America or any political subdivision of any such State or any public agency or instrumentality thereof given on the date of such Investment a credit rating of at least Aa by Moody's or AA by S&P in each case due within one year from the making of the Investment;

               (c) certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by any Bank or by any bank incorporated under the Laws of the United States of America, any State thereof or the District of Columbia and having on the date of such Investment combined capital, surplus and undivided profits of at least $250,000,000, or total assets of at least $5,000,000,000, in each case due within one year after the date of the making of the Investment;

               (d) certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by any branch or office located in the United States of America of a bank incorporated under the Laws of any jurisdiction outside the United States of America having on the date of such Investment combined capital, surplus and undivided profits of at least $500,000,000, or total assets of at least $15,000,000,000, in each case due within one year after the date of the making of the Investment;

               (e) repurchase agreements covering Government Securities executed by a broker or dealer registered under Section 15(b) of the Securities Exchange Act of 1934, as amended, having on the date of the Investment capital of at least $50,000,000, due within 90 days after the date of the making of the Investment; provided that the maker of
                                                    --------
          the Investment receives written confirmation of the transfer to it of record ownership of the Government Securities on the books of a "primary dealer" in such Government Securities or on the books of such registered broker or dealer, as soon as practicable after the making of the Investment;

               (f) readily marketable commercial paper or other debt securities issued by corporations doing business in and incorporated under the Laws of the United States of America or any State thereof or of any corporation that is the holding company for a bank described in clause (c) or (d) above given on the date of such Investment a credit rating of at least P-1 by Moody's or A-1 by S&P, in each case due within one year after the date of the making of the Investment;

               (g) "money market preferred stock" issued by a corporation incorporated under the Laws of the United States of America or any State thereof (i) given on the date of such Investment a credit rating of at least Aa by Moody's Investors Service, Inc. and AA by S&P, in each case having an investment period not exceeding 50 days or (ii) to the extent that investors therein have the benefit of a standby letter of credit issued by a Bank or a bank described in clauses (c) or (d) above;

               (h) a readily redeemable "money market mutual fund" sponsored by a bank described in clause (c) or (d) hereof, or a registered broker or dealer described in clause (e) hereof, that has and maintains an investment policy limiting its investments primarily to instruments of the types described in clauses (a) through (g) hereof and given on the date of such Investment a credit rating of at least Aa by Moody's and AA by S&P; and

               (i) corporate notes or bonds having an original term to maturity of not more than one year issued by a corporation incorporated under the Laws of the United States of America or any State thereof, or a participation interest therein; provided that any
                                                              --------
          commercial paper issued by such corporation is given on the date of such Investment a credit rating of at least Aa by Moody's and AA by S&P.

          "Cash Flow" means, for any period, and without duplication, (a)
           ---------
     Borrower Group EBITDA for that period, plus (b) Other Available EBITDA for
                                            ----
     that period.

          "Cash Interest Charges" means, for any Person and for any period, that
           ---------------------
     portion of Interest Charges of that Person which are paid or currently payable in Cash during that period excluding intercompany accounts.

          "Certificate of a Responsible Official" means a certificate signed by
           -------------------------------------
     a Responsible Official of the Person providing the certificate.

          "Change in Control" means (a) any transaction or series of related
           -----------------
     transactions in which any Unrelated Person or two or more Unrelated Persons acting in concert acquire beneficial ownership (within the meaning of Rule 13d-3(a)(1) under the Securities Exchange Act of 1934, as amended), directly or indirectly, of 25% or more of the outstanding common stock of Borrower or (b) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the board of directors of Borrower (together with any new or replacement directors whose election by the board of directors, or whose nomination for election, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for reelection was previously so approved) cease for any reason to constitute a majority of the directors then in office, provided,
                                                               --------
     however, that no Change in Control shall exist for so long as Tracinda Corporation, a Nevada corporation, and its Affiliates continue to be the beneficial owner of 25% or more of the common stock of Borrower and no other Person is the owner of more of the common stock of Borrower than Tracinda Corporation and its Affiliates.

          "Closing Date" means the time and Banking Day on which the conditions
           ------------
     set forth in Section 8.1 are satisfied or waived. The Administrative Agent shall notify Borrower and the Creditors of the date that is the Closing Date.

          "Co-Agent" has the meaning set forth in the Preamble to this
           --------
     Agreement. The Co-Agent shall have no duties under this Agreement or the Loan Documents other than those arising in its capacity as a Bank.

          "Co-Borrowers" means, collectively, Atlantic City, Detroit and each
           ------------
     other Guarantor which is hereafter designated as a Co-Borrower pursuant to
     Section 2.7.

          "Co-Documentation Agents" have the meanings set forth in the
           -----------------------
     Preamble to this Agreement. The Co-Documentation Agents shall have no duties under this Agreement or the Loan Documents other than those arising in their capacity as a Bank.

          "Code" means the Internal Revenue Code of 1986, as amended or replaced
           ----
     and as in effect from time to time.

          "Collateral Event" means the occurrence of (a) any reduction in the
           ----------------
     credit rating assigned by S&P to any MGM Senior Notes (or, if S&P does not rate the MGM Senior Notes, its corporate rating of Borrower) to an unsecured credit rating which is below BBB- or (b) any reduction in the
                                                 --
     credit rating assigned by Moody's to any MGM Senior Notes (or, if Moody's does not rate the MGM Senior Notes, its corporate rating of Borrower) to an unsecured credit rating which is below Baa3, in either case to the extent that the same requires the granting of any Lien to the trustees for or holders of any MGM Senior Notes in any Property of Borrower or any of its Subsidiaries.

          "Collateral Release" has the meaning set forth for that term in
           ------------------
     Section 2.12.

          "Commitment" means, subject to any decrease in the amount thereof
           ----------
     pursuant to Sections 2.8, 2.9 or 11.27, $1,000,000,000.

          "Compliance Certificate" means a certificate substantially in the form
           ----------------------
     of Exhibit G, properly completed and signed by a Senior Officer of Borrower and each Co-Borrower.

          "Contractual Obligation" means, as to any Person, any provision of any
           ----------------------
     outstanding security issued by that Person or of any material agreement, instrument or undertaking to which that Person is a party or by which it or any of its Property is bound.

          "Creditors" means, collectively, the Administrative Agent, each Bank
           ---------
     and, where the context requires, any one or more of them.

          "Debt Rating" means, as of any date of determination, the credit
           -----------
     ratings assigned by Moody's and S&P to the credit facilities provided hereunder whether senior secured or senior unsecured (or, if the facilities hereunder are not rated, the corporate rating assigned by Moody's and S&P to Borrower's most senior indebtedness), provided however that (a) if the
                                              ----------------
     credit facilities hereunder receive a split-rating and the rating differential is one level, the higher of the two ratings will apply, and
     (b) if such the credit facilities hereunder are "split-rated" and the ratings differential is more than one level, the highest intermediate rating shall be used.

          "Debtor Relief Laws" means the Bankruptcy Code of the United States of
           ------------------
     America, as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws from time to time in effect affecting the rights of creditors generally.

          "Default" means any event that, with the giving of any applicable
           -------
     notice or passage of time specified in Section 9.1, or both, would be an Event of Default.

          "Default Rate" means the interest rate prescribed in Section 3.9.
           ------------

          "Deposit Account" means the following accounts located at Bank of
           ---------------
     America, Nevada ABA #122400724 (a) as to Borrower, account no. 990063133 with Bank of America, (b) as to Atlantic City, account no. 990112948 with Bank of America, (c) as to Detroit, account no. 990126617 with Bank of America, and (d) as to each other Co-Borrower, a deposit account to be maintained by that Co-Borrower with Bank of America designated by such Co-Borrower with the reasonable approval of the Administrative Agent.

          "Designated Eurodollar Market" means, with respect to any Eurodollar
           ----------------------------
     Rate Loan, (a) the London Eurodollar Market, (b) if prime banks in the London Eurodollar Market are at the relevant time not accepting deposits of Dollars or if the Administrative Agent determines in good faith that the London Eurodollar Market does not represent at the relevant time the effective pricing to the Banks for deposits of Dollars in the London Eurodollar Market, the Cayman Islands Eurodollar Market or (c) if prime banks in the Cayman Islands Eurodollar Market are at the relevant time not accepting deposits of Dollars or if the Administrative Agent determines in good faith that the Cayman Islands Eurodollar Market does not represent at the relevant time the effective pricing to the Banks for deposits of Dollars in the Cayman Islands Eurodollar Market, such other Eurodollar Market as may from time to time be selected by the Administrative Agent with the approval of Borrower, the Co-Borrowers and the Requisite Banks. The Administrative Agent will endeavor to provide prompt notice to Borrower and the Co-Borrowers of any change in the location of the Designated Eurodollar Market.

          "Detroit" means MGM Grand Detroit, LLC, a Delaware limited liability
           -------
     company which is the proposed owner of the Detroit Project, its successors and permitted assigns.

          "Detroit Operating Agreement" means the Operating Agreement of MGM
           ---------------------------
     Grand Detroit, LLC dated as of July 7, 1997 between MGM Grand Detroit, Inc., a Delaware corporation which is a wholly-owned Subsidiary of Borrower, and Partners Detroit, L.L.C., a Michigan limited liability company, as in effect on the date of this Agreement.

          "Detroit Project" means the proposed, design, development and
           ---------------
     construction, by Borrower and its Restricted Subsidiaries (whether individually, through Detroit, or in concert with one or more partners or joint venturers) of a permanent hotel, casino and entertainment complex in Detroit, Michigan or its environs (in addition to the currently operating temporary casino located at 1300 John C. Lodge Freeway, Detroit, Michigan).

          "Detroit Temporary" means MGM Grand Detroit II, LLC, a Delaware
           -----------------
     limited liability company, and its successors.

          "Disposition" means the voluntary sale, transfer or other disposition,
           -----------
     in one transaction or any series of related transactions, of any asset.

          "Disqualification" means, with respect to any Bank or any holder of
           ----------------
     Subordinated Obligations:

               (a) the failure of that Person timely to file pursuant to applicable Gaming Laws (i) any application requested of that Person by any Gaming Board in connection with any licensing required of that Person as a lender to Borrower or a Co-Borrower or (ii) any required application or other papers in connection with determination of the suitability of that Person as a lender to Borrower or a Co-Borrower;

               (b) the withdrawal by that Person (except where requested or permitted by the Gaming Board) of any such application or other required papers; or

               (c) any final determination by a Gaming Board pursuant to applicable Gaming Laws (i) that such Person is "unsuitable" as a lender to Borrower or a Co-Borrower, (ii) that such Person shall be "disqualified" as a lender to Borrower or a Co-Borrower or (iii) denying the issuance to that Person of any license required under applicable Gaming Laws to be held by all lenders to Borrower or any Co-Borrower.

          "Distribution" means, with respect to any shares of capital stock or
           ------------
     any warrant or option to purchase an equity security or other equity security issued by a Person, (a) the retirement, redemption, purchase or other acquisition for Cash or for Property (other than capital stock, or any warrants or options to purchase an equity security or other security of such Person) by such Person of any such security, (b) the declaration or (without duplication) payment by such Person of any dividend in Cash or in Property (other than capital stock, or any warrants or options to purchase an equity security or other security of such Person) on or with respect to any such security, (c) any Investment by such Person in the holder of 5% or more of any such security if a purpose of such Investment is to avoid characterization of the transaction as a Distribution and (d) any other payment in Cash or Property (other than capital stock, or any warrants or options to purchase an equity security or other security of such Person) by such Person constituting a distribution under applicable Laws with respect to such security.

          "Documentation Agents" have the meanings set forth in the Preamble to
           --------------------
      this Agreement. The Documentation Agents shall have no duties under this Agreement or the Loan Documents other than those arising in their capacity as a Bank.

          "Dollars" or "$" means United States dollars.
           -------      -

          "EBITDA" means, with respect to any fiscal period and with respect to
           ------
     any Person, the sum of (a) Net Income of such Person for that period, plus
                     ---                                                   ----
     (b) any extraordinary loss reflected in such Net Income, minus (c) any
                                                              -----
     extraordinary gain reflected in such Net Income, plus (d) Interest Charges
                                                      ----
     of such Person for that period, plus (e) the aggregate amount of federal,
                                     ----
     state and local taxes on or measured by income of such Person for that period (whether or not payable during that period) plus (f) depreciation,
                                                        ----
     amortization and all non-recurring and/or other non-cash expenses to the extent deducted in arriving at Net Income for that period, plus (g)
                                                                ----
     expenses classified as "pre-opening expenses" on the applicable financial statements of that Person for that fiscal period, in each case as determined in accordance with Generally Accepted Accounting Principles.

          "Eligible Assignee" means (a) another Bank, (b) with respect to any
           -----------------
     Bank, any Affiliate of that Bank having combined capital and surplus of $100,000,000 or more, (c) any commercial bank having a combined capital and surplus of $100,000,000 or more, (d) any insurance company engaged in the business of writing insurance which (i) has a net worth of $200,000,000 or more, (ii) is engaged in the business of lending money and extending credit under credit facilities substantially similar to those extended under this Agreement and
     (iii) is operationally and procedurally able to meet the obligations of a Bank hereunder to the same degree as a commercial bank and (e) any other financial institution (including a mutual fund or other fund) having total assets of $250,000,000 or more which meets the requirements set forth in subclauses (ii) and (iii) of clause (d) above; provided that each Eligible Assignee must either (a) be organized under the Laws of the United States of America, any State thereof or the District of Columbia or (b) be organized under the Laws of the Cayman Islands or any country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of such a country, and (i) act hereunder through a branch, agency or funding office located in the United States of America,
     (ii) be exempt from withholding of tax on interest and deliver the documents related thereto pursuant to Section 11.21, and (iii) to the extent required under applicable Gaming Laws, each Eligible Assignee must not be the subject of a Disqualification.

          "Enhanced Eurodollar Margin" means, for any period, the sum of (i) the
           --------------------------
     Eurodollar Margin then in effect plus (ii) such interest rate margin as the Requisite Banks specify is necessary to adjust the Eurodollar Rate to a rate which represents the effective pricing to such Banks for deposits of Dollars in the Designated Eurodollar Market in the relevant amount for the applicable Eurodollar Period and which adequately and fairly reflects the cost to such Banks of making the applicable Eurodollar Rate Advances.

          "ERISA" means the Employee Retirement Income Security Act of 1974, and
           -----
     any regulations issued pursuant thereto, as amended or replaced and as in effect from time to time.

          "ERISA Affiliate" means, with respect to any Person, any other Person
           ---------------
     (or any trade or business, whether or not incorporated) that is under common control with that Person within the meaning of Section 414 of the Code.

          "Eurodollar Banking Day" means any Banking Day on which dealings in
           ----------------------
     Dollar deposits are conducted by and among Banks in the Designated Eurodollar Market.

          "Eurodollar Lending Office" means, as to each Bank, its office or
           -------------------------
     branch so designated by written notice to Borrower and the Administrative Agent as its Eurodollar Lending Office. If no Eurodollar Lending Office is designated by a Bank, its Eurodollar Lending Office shall be its office at its address for purposes of notices hereunder.

          "Eurodollar Margin" means, as of each date of determination, the rate
           -----------------
     set forth below (expressed in basis points) opposite the Pricing Level then in effect.

                    Pricing Level            Eurodollar Margin
                    -------------            -----------------
                          I                         65.0
                          II                        87.5
                          III                      110.0
                          IV                       142.5
                          V                        162.5

          "Eurodollar Market" means a regular established market located outside
           -----------------
     the United States of America by and among banks for the solicitation, offer and acceptance of Dollar deposits in such banks.

          "Eurodollar Obligations" means eurocurrency liabilities, as defined in
           ----------------------
     Regulation D or any comparable regulation of any Governmental Agency having jurisdiction over any Bank.

          "Eurodollar Period" means, as to each Eurodollar Rate Loan, the period
           -----------------
     commencing on the date specified by Borrower or a Co-Borrower pursuant to
     Section 2.1(b) and ending 1, 2, 3 or 6 months (or, with the written consent of all of the Banks, any other period) thereafter, as specified by Borrower or a Co-Borrower in the applicable Request for Loan; provided that:
                                                          --------

               (a) The first day of any Eurodollar Period shall be a Eurodollar Banking Day;

               (b) Any Eurodollar Period that would otherwise end on a day that is not a Eurodollar Banking Day shall be extended to the next succeeding Eurodollar Banking Day unless such Eurodollar Banking Day falls in another calendar month, in which case such Eurodollar Period shall end on the next preceding Eurodollar Banking Day; and

               (c) No Eurodollar Period shall extend beyond the Maturity Date.

          "Eurodollar Rate" means, with respect to any Eurodollar Rate Loan, the
           ---------------
     interest rate per annum (rounded upward, if necessary, to the next 1/100 of 1%) at which deposits in Dollars are offered by Bank of America to prime banks in the Designated Eurodollar Market at or about 11:00 a.m. local time in the Designated Eurodollar Market, two Eurodollar Banking Days before the first day of the applicable Eurodollar Period in an aggregate amount approximately equal to the amount of the Advance made by Bank of America with respect to such Eurodollar Rate Loan and for a period of time comparable to the number of days in the applicable Eurodollar Period.

          "Eurodollar Rate Advance" means an Advance made hereunder and
           -----------------------
     specified to be a Eurodollar Rate Advance in accordance with Article 2.

          "Eurodollar Rate Loan
           --------------------
     Rate Loan in accordance with Article 2.

          "____________" shall have the meaning provided in Section 9.1.

          "____________" means, as of each date of determination, the rate set forth below (expressed in basis points) opposite the Pricing Level then in effect.

                _____________________        Facility Fee Rate
                                             -----------------
                          I
                          II                        12.5
                                                    15.0

                          IV
                          V                         25.0


         "Federal Funds Rate" means, as of any date of determination, the rate
          ------------------
     set forth in the

     the Federal Reserve Board (including any such successor, "H.15(519)") for such date opposite the caption "Federal Funds (Effective)". If for any relevant date such rate is not yet published designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such Funds Effective Rate". If on any relevant date the appropriate rate for such date is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such date will prior to 9:00 a.m. (New York City time) on that date by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent. For Rate shall be effective as of the opening of business on the effective date of such change.

          "_______________" means the fiscal quarter of Borrower consisting, subject to Section 1.3, of the three calendar month periods ending on each March 31, June 30, September 30 and

          "Fiscal Year
           -----------
     the twelve month period ending on each December 31.

          "______________" means, as of any date of determination, the sum
                                                                       ---
     (a) all principal Indebtedness of Borrower and its Restricted Subsidiaries for borrowed money (_______debt securities issued by Borrower or any of its Restricted Subsidiaries) on that date (________than is the subject of a
                                                    ----
     deposit in Cash or Cash Equivalents for the purpose of defeasing the same in accordance with its terms), _______ (b) the aggregate amount of all Capital Lease Obligations of Borrower and its Restricted Subsidiaries on that date,________ (c) obligations in respect of letters of credit or other similar instruments which support Indebtedness of the type described in clause (a) (except as limited by the definition of Indebtedness), to the extent of the amount drawable under such letters of credit or similar instruments, provided that no Guaranty Obligation by Borrower or its
                  --------
     Restricted Subsidiaries of the Indebtedness of another Person shall be deemed to be Funded Debt except to the extent that Generally Accepted Accounting Principles require that Guaranty Obligation to be set forth on Borrower's consolidated balance sheet (and not merely as a footnote) as the exposure of Borrower and its Subsidiaries with respect thereto.

          "Gaming Board" means, collectively, (a) the Nevada Gaming Commission,
           ------------
     (b) the Nevada State Gaming Control Board, (c) the New Jersey Casino Control Commission, (d) the New Jersey Division of Gaming Enforcement, (e) the Mississippi Gaming Commission, (f) the Michigan Gaming Control Board, and (g) any other Governmental Agency that holds regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by Borrower, any Co-Borrower or any Restricted Subsidiary within its jurisdiction.

          "Gaming Laws" means all Laws pursuant to which any Gaming Board
           -----------
     possesses regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by Borrower and its Restricted Subsidiaries within its jurisdiction.

          "Generally Accepted Accounting Principles" means, as of any date of
          ----------------------------------------
     determination, accounting principles (a) set forth as generally accepted in then currently effective Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) set forth as generally accepted in then currently effective Statements of the Financial Accounting Standards Board or (c) that are then approved by such other entity as may be approved by a significant segment of the accounting profession in the United States of America. The term "consistently
                                                           ------------
     applied," as used in connection therewith, means that the accounting
     -------
     principles applied are consistent in all material respects with those applied at prior dates or for prior periods.

          "Government Securities" means readily marketable (a) direct full faith
           ---------------------
     and credit obligations of the United States of America or obligations guaranteed by the full faith and credit of the United States of America and
     (b) obligations of an agency or instrumentality of, or corporation owned, controlled or sponsored by, the United States of America that are generally considered in the securities industry to be implicit obligations of the United States of America.

          "Governmental Agency" means (a) any international, foreign, federal,
           -------------------
     state, county or municipal government, or political subdivision thereof,
     (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body or (c) any court or administrative tribunal of competent jurisdiction.

          "Guarantors" means, collectively, Las Vegas, Atlantic City, Mirage,
           ----------
     New York, MGM Grand Monorail, Inc., each other Restricted Subsidiary of Borrower which exists as of the Closing Date (after giving effect to the Mirage Merger Agreement), and each other Restricted Subsidiary of Borrower which hereafter becomes a Guarantor pursuant to Section 5.8, provided that
                                                                  --------
     any Guarantor which is sold or otherwise transferred in a Disposition permitted by Section 6.2 may be released from the Guaranty in accordance with Section 11.2(d)(iii).

          "Guaranty of Detroit, of the portion of the Obligations which are
           --------
     used, directly or indirectly, to finance the design, development, construction or operation of the Detroit Project or which are actually

     (in the case of Mirage and its Restricted Subsidiaries, immediately following the consummation of the Mirage Merger Agreement), substantially in the form of the Subsidiary Guaranty

          "Guaranty Obligation (a) guarantee by that Person of Indebtedness of,
           -------------------
     or other obligation performable by, any other Person or (b) assurance given by that Person to an obligee of any other Person with respect to direct, indirect or contingent, including obligation or any collateral
                                     ---------
     security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the

     "keep-well" or other arrangement of whatever nature given for the purpose of assuring or holding harmless such obligee against loss with respect to any obligation of such other Person; _____________, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any stated or determinable amount of the related Indebtedness (unless the Guaranty Obligation is limited by its terms to a lesser amount, in which case to the extent of such amount) or, if not determined by the Person in good faith. The amount of any other Guaranty Obligation shall be deemed to be zero unless and until the amount thereof has been (or in accordance with Financial the consolidated financial statements (or notes thereto) of Borrower and its Subsidiaries.

          "______________" means substances defined as "hazardous substances" pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980,

     waste" pursuant to the Hazardous Materials Transportation Act, 49 U.S.C.
     (S) 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C.
     (S) 6901, et seq., or as "friable asbestos"

     Laws are amended from time to time.

          "__________________" means all Laws governing the treatment, transportation or disposal of Hazardous Materials applicable to any of the Real Property.

          Indebtedness" means, as to any Person (without duplication), (a)
          ------------
     indebtedness of such

     other accounts payable in the ordinary course of business in accordance with ordinary trade terms), ______ any Guaranty Obligation for any such indebtedness, (b) indebtedness of such Person of the nature described in clause (a) that is non-recourse to the credit of such Person but

     Obligations of such Person, (d) indebtedness of such Person arising under bankers' acceptance facilities or under facilities for the discount of accounts receivable of such Person, (e) any direct or contingent obligations of such Person under letters of credit issued for the account of such Person, provided that
                                                              --------
     letters of credit and other similar instruments in an aggregate amount not to exceed $150,000,000 shall be excluded from Indebtedness of that Person for so long as the same have not been drawn upon and (f) any net obligations of such Person under Swap Agreements.

          "Intangible Assets" means assets that are considered intangible assets
           -----------------
     under Generally Accepted Accounting Principles, including customer lists,
                                                     ---------
     goodwill, computer software, copyrights, trade names, trademarks and patents.

          "Intercreditor Agreement" means the Intercreditor Agreement dated as
           -----------------------
     of February 6, 1998 among PNC Bank, National Association, as trustee, U.S. Trust Company of California, N.A., as trustee (in each case for the MGM Senior Notes) and the Administrative Agent (acting under the Old Loan Agreement).

          "Interest Charge Coverage Ratio" means, as of the last day of each
           ------------------------------
     Fiscal Quarter, the ratio of:

          (a) Cash Flow; to

          (b) Cash Interest Charges of Borrower and its Restricted Subsidiaries;

     in each case for the four Fiscal Quarter period then ended (or, in the case of the first four Fiscal Quarters ending following the Closing Date, for the period since the Closing Date then ended), provided that:
                                                    --------

          (i) if as of any date of determination of the Interest Charge Coverage Ratio, the Closing Date has occurred two full calendar months or more prior to such date, then the Interest Charge Coverage Ratio for that date (and only for that date) shall be computed on the basis of the combined consolidated results of operations of Borrower and Mirage for the period since the Closing Date, annualized on a straight line basis; or

          (ii) if as of any date of determination, the Closing Date has occurred less than two full calendar months prior to such date, then the Interest Charge Coverage Ratio for that date (and only for that date) shall be computed on the basis of the pro forma combined
                                                           ---------
               consolidated results of operations of Borrower and Mirage for the Fiscal Quarter ending on that date (multiplied by four), after
                                                   ----------
               (X) reduction of Cash Interest Charges by an amount equal to the annual interest associated with assumed debt reductions of $250,000,000, (Y) giving effect in the calculation of Cash Flow to $125,000,000 in annual savings anticipated as a result of the merger of Borrower and Mirage and (Z) adding back, to the extent deducted in arriving at Net Income, the actual costs to Borrower and Mirage of the transactions contemplated by the Mirage Merger Agreement.

          Interest Charges" means, for any Person, as of the last day of any
          ----------------
     fiscal period, the _____ (a) all interest, fees, charges and related expenses paid or payable (without duplication) for that fiscal period by that Person to a lender in connection with borrowed money (_______ any obligations for fees, charges and related expenses payable to the issuer of any letter of credit) or the deferred purchase price of assets that are considered "interest expense" under plus (b) the portion of rent paid or
                              ----
     payable (without

     treated as interest in accordance with Financial Accounting Standards Board Statement No. 13.

          "____________" means, with respect to any prepayment of a Eurodollar Rate Loan on a day other than the last day of the applicable Eurodollar Period and with respect to

     Request for Loan, (a) the Eurodollar Rate payable (or, with respect to a failure to borrow, the Eurodollar Rate which would have been payable) with respect to the Eurodollar Rate Loan ______ (b) the Eurodollar Rate on, or as near as practicable to, the date of the prepayment or failure to borrow for a Eurodollar Rate Loan with an Eurodollar Period commencing on such or which would have been borrowed on such date.

          "_______" means, when used in connection with any Person, any investment by or of that Person, whether by means of purchase or other acquisition of stock or other securities of or other debt or equity participation or interest in any other Person, including and joint venture interests of such Person. The amount of any
     Investment shall be the amount actually invested (    any return of capital
     with respect to such Investment which has actually been received in Cash or Cash Equivalents or has been converted into Cash or Cash

     Investment.

          "_______" means MGM Grand Hotel, Inc., a Nevada corporation which is the owner of the MGM Grand Hotel and Casino in Las Vegas, Nevada, its successors and permitted

          "Laws treaties, rules, regulations, ordinances, codes and
           ----
     administrative or judicial precedents.

          "________" means Banc of America Securities, LLC.

          "________" means, as of the last day of each Fiscal Quarter, the ratio of (a) Average Quarterly Funded Debt as of that date (b) Cash Flow
     -----
     for the four Fiscal Quarter period then ended, _____ that
                                                          ----

          (i) to the extent that any portion of such four Fiscal Quarter period includes basis of the results of operations during the period from the Closing Date to that date, annualized on a straight line basis;

          (ii) if as of any date of determination of the Leverage Ratio, the Closing Date has occurred two full calendar months or more prior to such date, then Cash Flow for that date (and only for that date) shall be computed on the basis of the combined consolidated results of operations of Borrower and Mirage for the period since the Closing Date, annualized on a straight line basis; or

          (iii) if as of any date of determination, the Closing Date has occurred less than two full calendar months prior to such date, then the Leverage Ratio for that date (and only for that date) shall be computed on the basis of the pro forma combined
                                                      --- -----
                consolidated results of operations of Borrower and Mirage for the Fiscal Quarter ending on that date (multiplied by four),
                                                        ----------
                after (X) reduction of Average Quarterly Funded Debt by anticipated asset sales following the Closing Date in the amount of $250,000,000 (without duplication on any relevant date as to any such asset sales which have then occurred), (Y) giving effect in the calculation of Cash Flow to $125,000,000 in annual savings anticipated as a result of the merger of Borrower and Mirage and (Z) adding back, to the extent deducted in arriving at Net Income, the actual costs to Borrower and Mirage of the transactions contemplated by the Mirage Merger Agreement.

          "License Revocation" means the revocation, failure to renew or
           ------------------
     suspension of, or the appointment of a receiver, supervisor or similar official with respect to, any casino, gambling or gaming license issued by any Gaming Board covering any casino or gaming facility.

          "Lien" means any mortgage, deed of trust, pledge, hypothecation,
           ----
     assignment for security, security interest, encumbrance or lien of any kind, whether voluntarily incurred or arising by operation of Law or otherwise, affecting any Property, including any agreement to grant any of
                                        ---------
     the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and/or the filing of or agreement to give any financing statement (other than a precautionary
                                                ----- ----
     financing statement with respect to a lease that is not in the nature of a security interest) under the Uniform Commercial Code or comparable Law of any jurisdiction with respect to any Property.

          "Loan" means the aggregate of the Advances made at any one time by the
           ----
     Banks pursuant to Article 2.

          "Loan Documents" means, collectively, this Agreement, the Notes, the
           --------------
     Guaranty, the Intercreditor Agreement, each Request for Loan, each Pricing Certificate, each Compliance Certificate, any Related Swap Agreement and any other agreements of any type or nature hereafter executed and delivered by Borrower or any of its Restricted Subsidiaries to the Administrative Agent or to any Bank in any way relating to or in furtherance of this Agreement, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.

          "Maintenance Capital Expenditure" means a Capital Expenditure for the
           -------------------------------
     maintenance, repair, restoration or refurbishment of tangible Property, but excluding any Capital Expenditures which adds to or further improves any
     ---------
     such Property.

          "Managing Agent
           --------------
     Managing Agent shall have no duties under this Agreement or the Loan Documents other than those arising in its capacity as a Bank.

          Margin Stock" means "margin stock" as such term is defined in
          ------------
     Regulation U.

          Material Adverse Effect" means any set of circumstances or events
          -----------------------
     which (a) has or

     or enforceability of any Loan Document, (b) is or could reasonably be expected to be material and adverse to the business or condition (financial or otherwise) of Borrower and its with respect to Borrower and its Subsidiaries, provided
                                                    --------
     shall not be deemed to expand the obligations of Borrower under any express covenants set forth herein, but is rather understood to describe a set of circumstances or events which,

     described above, or (c) materially impairs or could reasonably be expected to materially impair the ability of Borrower or Guarantors (taken as a whole) to perform the Obligations.

          Maturity Date" means April 6, 2001, or such later anniversary of such
          -------------
     date to which

          "MGM Grand - Atlantic City
           -------------------------
     Atlantic City, New Jersey. The MGM Grand - Atlantic City project may be the result of new construction or of the redevelopment of existing hotel/casino properties.

          MGM Grand Monorail, Inc." means MGM Grand Monorail, Inc., a Nevada
          -----------------------

          "MGM Senior Notes
           ----------------
     Notes issued pursuant to (a) the Indenture dated as of February 2, 1998 between Borrower and PNC Bank, National Association, and (b) the Indenture dated as of February 6, 1998 between

          "Mirage
           ------

          "Mirage Loan Agreement
           ---------------------
     of March 7, 1997 among Mirage, the lenders therein named, Morgan Guaranty Trust Company of New York, as Documentation Agent, and Bank of America, as Administrative Agent, as

          "Mirage Merger Agreement
           -----------------------
     2000 among Borrower, Mirage and MGMGMR Acquisition, Inc., a wholly-owned Subsidiary of Borrower, as amended, supplemented or otherwise modified as of the Closing Date, and as objected to any such amendment).

          "Mirage Senior Notes" means, collectively, the notes issued pursuant
           -------------------
     to (a) the Indenture dated October 15, 1996 between Mirage and Firstar Bank Minnesota, N.A., as trustee, (b) the Indenture dated August 1, 1997 between Mirage and First Security Bank, National Association, as trustee, and (c) the Indenture dated February 4, 1998 between Mirage and PNC Bank, National Association, as trustee.

          "Monorail" means The MGM Grand - Bally's Monorail Limited Liability
           --------
     Company, a Nevada limited liability company, its successors and assigns.

          "Moody's" means Moody's Investors Service, Inc.
           -------

          "Multiemployer Plan" means any employee benefit plan of the type
           ------------------
     described in Section 4001(a)(3) of ERISA to which Borrower or any of its ERISA Affiliates contribute or are obligated to contribute.

          "Negative Pledge" means a Contractual Obligation that contains a
           ---------------
     covenant binding on Borrower or any of its Restricted Subsidiaries that prohibits Liens on any of its or their Property, other than (a) any such
                                                      ----- ----
     covenant contained in a Contractual Obligation granting a Lien permitted under Section 6.7 which affects only the Property that is the subject of such permitted Lien and (b) any such covenant that does not apply to Liens securing the Obligations or any indebtedness which is used, directly or indirectly, to refinance the Obligations.

          "Net Income" means, with respect to any fiscal period and with respect
           ----------
     to any Person, the consolidated net income of that Person from continuing operations for that period, determined in accordance with Generally Accepted Accounting Principles, consistently applied.

          "New York" means New York-New York Hotel & Casino LLC, a Nevada
           --------
     limited liability company, its successors and permitted assigns.

          "Note" means each promissory note made by Borrower and each Co-
           ----
     Borrower to a Bank evidencing Advances made by that Bank under its Pro Rata Share of the Commitment, substantially in the form of Exhibit C, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

          "Obligations" means all present and future obligations of every kind
           -----------
     or nature of Borrower, the Co-Borrowers or the Guarantors at any time and from time to time owed to the Administrative Agent, the Banks or any one or more of them, under any one or more of the Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of performance as well
                                  ---------
     as obligations of payment, and including interest that accrues after the
                                    ---------
     commencement of any proceeding under any Debtor Relief Law by or against Borrower or Affiliate of Borrower, whether or not allowed as a claim in such proceeding.

          "Old Loan Agreement" means the Amended and Restated Loan Agreement
           ------------------
     dated July 17, 1997 among Borrower, Atlantic City, the lenders referred to therein, and the Administrative Agent, as amended, to which Detroit is a party as an additional Co-Borrower.

          Opinions" means the favorable written legal opinions of (a)
          --------
     Christensen, Miller, Fink,

     Nevada counsel to Borrower, (c) Sterns & Weinroth, a professional corporation, New Jersey counsel to Borrower, (d) Eaton and Cottrell, Mississippi counsel to Borrower, and certificates and legal opinions upon which such counsel has relied.

          "________" means, for any fiscal period, that portion of the EBITDA of
     (a) any Unrestricted Subsidiaries for that fiscal period, and (b) any other joint venture or fiscal period, in each case to the extent that the same may be distributed in Cash by that Unrestricted Subsidiary to Borrower and its Restricted Subsidiaries during that fiscal period in limitation credit documents) which are binding upon such Unrestricted Subsidiary or its Property (whether or not so distributed)

          "Other Loan Agreements
           ---------------------
     Agreement of even date herewith among Borrower, the Co-Borrowers, the lenders referred to therein, and Bank of America, as Administrative Agent, and (b) the $1,300,000,000 Term Loan

     to therein, and Bank of America, as Administrative Agent, in each case, either as originally executed or as they may from time to time be supplemented, modified, amended, restated or

          "Outstanding Obligations
           -----------------------
     the making of any such credit accommodations requested on that date, the sum principal amount of the outstanding Loans.

          "________" means any Person other than the Creditors which now or hereafter is a party to any of the Loan Documents.

          Pension Plan" means any "employee pension benefit plan" (as such term
          ------------
     is defined in                      other than a Multiemployer Plan, which
                                        ----------
     is subject to Title IV of

     of its Subsidiaries contributes or has an obligation to contribute.

          "________________________" means:

               (a)
          or Liens incident to construction on or maintenance of Property now or hereafter filed of record for which adequate reserves have been set aside (or deposits made pursuant to proceedings and have not proceeded to judgment, provided
                                                          --------
          nonpayment of the obligations secured by such Liens, no such Property is subject to a material risk of loss or forfeiture;

                    (b) Liens for taxes and assessments on Property which are not yet past due; or Liens for taxes and assessments on Property for which adequate reserves have been set aside and are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of
                                      --------
               the obligations secured by such Liens, no such Property is subject to a material risk of loss or forfeiture;

                    (c) minor defects and irregularities in title to any Property which in the aggregate do not materially impair the fair market value or use of the Property for the purposes for which it is or may reasonably be expected to be held;

                    (d) easements, exceptions, reservations, or other agreements for the purpose of pipelines, conduits, cables, wire communication lines, power lines and substations, streets, trails, walkways, drainage, irrigation, water, and sewerage purposes, dikes, canals, ditches, the removal of oil, gas, coal, or other minerals, and other like purposes affecting Property, facilities, or equipment which in the aggregate do not materially burden or impair the fair market value or use of such Property for the purposes for which it is or may reasonably be expected to be held;

                    (e) easements, exceptions, reservations, or other agreements for the purpose of facilitating the joint or common use of Property in or adjacent to a shopping center or similar project affecting Property which in the aggregate do not materially burden or impair the fair market value or use of such Property for the purposes for which it is or may reasonably be expected to be held;

                    (f) rights reserved to or vested in any Governmental Agency to control or regulate, or obligations or duties to any Governmental Agency with respect to, the use of any Property;

                    (g) rights reserved to or vested in any Governmental Agency to control or regulate, or obligations or duties to any Governmental Agency with respect to, any right, power, franchise, grant, license, or permit;

                    (h) present or future zoning laws and ordinances or other laws and ordinances restricting the occupancy, use, or enjoyment of Property;

                    (i)  statutory Liens, other than those described in clauses
               (a) or (b) above, arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith, provided that, if delinquent, adequate
                                        --------
               reserves have been set aside with respect thereto and, by reason of nonpayment, no Property is subject to a material risk of loss or forfeiture;

                    (j) covenants, conditions, and restrictions affecting the use of Property which in the aggregate do not materially impair the fair market value or use of the Property for the purposes for which it is or may reasonably be expected to be held;

               rights of tenants under leases and rental agreements covering Property entered into in the ordinary course of business of the Person owning such Property;

               Liens consisting of pledges or deposits to secure obligations under workers' compensation laws or similar legislation, including Liens of judgments there-

          (m)  Liens consisting of pledges or deposits of Property to secure business to which Borrower or a Restricted Subsidiary of Borrower is a party as lessee, provided
                      --------
     such lease does not at any time exceed 20% of the annual fixed rentals payable under such lease;

               Liens consisting of deposits of Property to secure bids made with respect to, or performance of, contracts (_____ than
                                                     ----
     extension of credit to the depositor);

          (o) bank deposit accounts maintained in the ordinary course of business so long as such bank deposit accounts are not established or maintained for the purpose of providing

          (p) Liens consisting of deposits of Property to secure statutory obligations

          (q) Liens consisting of deposits of Property to secure (or in lieu of) surety,

     of Borrower is a party;

          (r) involving Borrower or a Restricted Subsidiary of Borrower in the ordinary course of its business which is currently being contested in good faith by appropriate proceedings, that adequate reserves have been set aside by Borrower or the relevant Restricted Subsidiary and no material Property is subject to a material risk of loss or

          (s) other non-consensual Liens incurred in the ordinary course of business taken together with all other Liens, materially impair the value or use of the Property of the Borrower and the Restricted Subsidiaries of Borrower, taken as a whole.

     Person" means any individual or entity, ____ a trustee, corporation,
     ------
limited liability company, general partnership, limited partnership, joint stock company, trust, estate,

or other entity.

          "Pricing Certificate" means a certificate substantially in the form of
           -------------------
     Exhibit H, properly completed and signed by a Senior Officer of Borrower and each Co-Borrower.

          "Pricing Level" means, as of each date of determination, the pricing
           -------------
     level set forth below opposite (a) the Debt Rating then in effect or (b) at any time following August 15, 2000, the Leverage Ratio as of the last day of the Fiscal Quarter ending approximately 45 days prior to the first day of that Pricing Period, provided that if the Leverage Ratio and the Debt
                             --------
     Rating, as so determined, are at different Pricing Levels, then the Pricing Level which yields the lowest Eurodollar Margin shall apply:

Pricing Level                           Pricing Criteria
-------------                ------------------------------------------
                         Leverage Ratio                      Debt Rating
                         --------------                      -----------
    I      Less than 2.75 to 1.00                           At least BBB+ or Baa1

    II     Equal to or greater than 2.75 to 1.00 but        BBB or Baa2
           less than 3.50 to 1.00

    III    Equal to or greater than 3.50 to 1.00 but        BBB- or Baa3
           less than 4.00 to 1.00

    IV     Equal to or greater than 4.00 to 1.00 but        BB+ or Ba1
           less than 4.50 to 1.00

    V      Equal to or greater than 4.50 to 1.00            BB or Ba2 or lower

     provided that in the event that the then prevailing Debt Ratings are "split
     --------
     ratings" and to the extent that the applicable Pricing Level is then based upon the Debt Ratings, Borrower will receive the benefit of the higher Debt Rating, unless the split is a "double split rating" (in which case the
             ------
     intermediate Pricing Level will apply) or a "triple split rating" (in which case the Pricing Level below that applicable to the higher Debt Rating will apply).

          "Pricing Period" means (a) the period commencing on the date hereof
           --------------
     and ending on August 16, 2000, and (b) the subsequent concurrent quarterly periods of approximately 90 days each commencing on each November 16, February 16, May 16 and August 16.

          "Prime Rate" means the rate of interest publicly announced from time
           ----------
     to time by Bank of America, as its "prime rate." It is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the Prime Rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

          "Principal Resort Casino Properties" means The MGM Grand Hotel and
           ----------------------------------
     Casino, the Bellagio Hotel and Casino, and the Mirage Resort Hotel and Casino.

          "Pro Rata Share" means, with respect to each Bank, the percentage of
           --------------
     the Commitment and the Loans held by that Bank (or by a SPC for which that Bank is the Granting Bank). As of the Closing Date, each Bank has been informed by the Lead Arranger of the amount and percentage of its Pro Rata Share. The percentage Pro Rata Share of each Bank (but without the consent of that Bank not the dollar amount thereof) is subject to adjustment pursuant to any Assignment Agreement executed in accordance with Section 11.8.

          "Projections" means the financial projections for Borrower and its
           -----------
     Subsidiaries attached hereto as Schedule 4.17 prepared on behalf of Borrower and heretofore distributed to the Banks.

          "Property" means any interest in any kind of property or asset,
           --------
     whether real, personal or mixed, or tangible or intangible.

          "Quarterly Payment Date" means each September 30, December 31, March
           ----------------------
     31 and June 30.

          "Real Property" means, as of any date of determination, all real
          -------------
     Property then or theretofore owned, leased or occupied by Borrower or any of its Restricted Subsidiaries.

          "Regulations D, T, U and X" means Regulations D, T, U and X, as at
           -------------------------
     any time amended, of the Board of Governors of the Federal Reserve System, or any other regulations in substance substituted therefor.

          "Related Swap Agreement" means a Swap Agreement between Borrower and
           ----------------------
     a Bank or an Affiliate of a Bank (but, in the case of any such Affiliate, only to the extent that the same expressly relates to the Obligations).

          "Request for Loan" means a written request for a Loan substantially
           ----------------
     in the form of Exhibit I, signed by a Responsible Official of Borrower or a Co-Borrower, on its behalf, and properly completed to provide all information required to be included therein.

          "Requirement of Law" means, as to any Person, the articles or
           ------------------
     certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any Law, or judgment, award, decree, writ or determination of a Governmental Agency, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

          "Requisite Banks" means (a) as of any date of determination if the
           ---------------
     Commitment is then in effect, Banks having Pro Rata Shares which are, in the aggregate, a majority of the Pro Rata Shares of the Commitment then in effect and (b) as of any date of determination if the Commitment has then been terminated and there are then any Obligations outstanding, Banks or other creditors holding a majority of the Outstanding Obligations.

          "Responsible Official" means (a) when used with reference to a
           --------------------
     Person other than an individual, any officer or manager of such Person, general partner of such Person, officer of a corporate or limited liability company general partner of such Person, officer of a corporate or limited liability company general partner of a partnership that is a general partner of such Person, or any other responsible official thereof duly acting on behalf thereof, and (b) when used with reference to a Person who is an individual, such Person, provided that for the purposes of this Agreement and the other Loan Documents, each Responsible Official of Borrower shall be deemed to also be a Responsible Official of each Co-Borrower, and each Responsible Official of a Co-Borrower shall also be deemed to be a Responsible Official of Borrower and any other Co-Borrowers. The Banks shall be entitled to conclusively rely upon any document or certificate that is signed or executed by a Responsible Official of Borrower or any of its Restricted Subsidiaries as having been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of Borrower or such Restricted Subsidiary.

          "Restricted Subsidiary" means each Subsidiary of Borrower other than
           ---------------------
     the Australia Companies, Detroit Temporary, Monorail, Subsidiaries formed under the Laws of foreign nations whose only tangible assets are located in foreign nations, and pure holding companies for such foreign Subsidiaries (including without limitation MGM Grand South Africa, Inc., a Nevada corporation) owning as their sole asset the stock or other securities and obligations thereof. As of the Closing Date, Victoria Partners, a Nevada general partnership, is 50% owned by Borrower, and is therefore not a Subsidiary of Borrower.

          "Senior Officer" means the (a) chief executive officer or manager, (b)
           --------------
     president, (c) executive vice president, (d) senior vice president, (e) chief financial officer, (f) treasurer, (g) assistant treasurer, (h) secretary, or (i) assistant secretary of Borrower or any Co-Borrower.

          "Solvent" means, as to any Person, that (a) the sum of the assets of
           -------
     such Person, both at a fair valuation and at present fair saleable value, exceeds its liabilities, including its probable liability in respect of contingent liabilities, (b) such Person will have sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted and (c) such Person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature.

          "South African Companies" mean MGM Grand South Africa PTY Ltd., a
           -----------------------
     South African corporation, and MGM South Africa, Inc., a Nevada corporation.

          "SPC" means, as to each Bank, one or more special purpose funding
           ---
     vehicles maintained or established by that Bank.

          "Special Eurodollar Circumstance" means the application or adoption
           -------------------------------
     after the Closing Date of any Law or interpretation, or any change therein or thereof, or any change in the interpretation or administration thereof by any Governmental Agency, central bank or comparable authority charged with the interpretation or administration thereof, or compliance by any Bank or its Eurodollar Lending Office with any request or directive (whether or not having the force of Law) of any such Governmental Agency, central bank or comparable authority, or the existence or occurrence of circumstances affecting the Designated Eurodollar Market generally that are beyond the reasonable control of the Banks.

          "Subordinated Obligations
           ------------------------
     Indebtedness of any Subsidiary of Borrower), which:

               (a)

               (b) is governed by agreements which contain no representations, onerous to, Borrower and its Restricted Subsidiaries than the provisions of the Loan Documents; and is subordinated in right of payment to the Obligations pursuant to subordination provisions which are acceptable to the Requisite Banks in the exercise of provided that (i) Borrower shall provide the Banks with a form of indenture
     --------
     proposed to govern

     Agent and, unless the Requisite Banks have objected to the form thereof within ten Banking Days following the delivery thereof to the Banks, the provisions thereof shall be deemed the event that the terms of any proposed Subordinated Obligations to be issued by Borrower deviate, in any material respect, from the terms of the indenture referred to above, Borrower to the Banks) a revised form of such indenture which, if not objected to within five Banking Days following the delivery thereof to the Banks, shall be deemed acceptable to the Banks in

          "Subsidiary
           ----------
     any corporation, limited liability company or partnership (whether or not, in either case, characterized as such or as a "joint venture"), whether now existing or hereafter organized or the securities having ordinary voting power for the election of directors or other governing body (other than securities having such power only by reason of the happening of a contingency) are or (b) in the case of a partnership, of which a majority of the partnership or other ownership interests are at the time beneficially owned by such Person and/or one or more of its

          "Swap Agreement
           --------------
     financial institutions providing for "swap", "cap", "collar" or other interest rate protection with respect to any Indebtedness.

          Syndication Agent" has the meaning set forth in the Preamble to this
          -----------------
     Agreement.  The those arising in its capacity as a Bank.


          "_____" means Standard & Poor's Ratings Group (a division of McGraw Hill, Inc.).

          "to the best knowledge of" means, when modifying a representation,
           ------------------------
     warranty or other statement of any Person, that the fact or situation described therein is known by the Person (or, in the case of a Person other than a natural Person, known by a Responsible Official of that Person) making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person in similar circumstances would have done) would have been known by the Person (or, in the case of a Person other than a natural Person, would have been known by a Responsible Official of that Person).

          "type", when used with respect to any Loan or Advance, means the
           ----
     designation of whether such Loan or Advance is a Base Rate Loan or Advance, or a Eurodollar Rate Loan or Advance.

          "Unrelated Person" means any Person other than (i) an employee stock
           ----------------                   ----- ----
     ownership plan or other employee benefit plan covering the employees of Borrower and its Subsidiaries or (ii) an Affiliate of any Person or group of related Persons which as of the date of this Agreement is the beneficial owner of 25% or more (in the aggregate) of the outstanding common stock of Borrower.

          "Unrestricted Subsidiary" means each Subsidiary of Borrower which is
           -----------------------
     not a Restricted Subsidiary. As of the date hereof, MGM Grand Detroit II, LLC, The MGM Grand Bally's Monorail, LLC, the Australia Companies and South African Companies are Unrestricted Subsidiaries.

          1.2  Use of Defined Terms.  Any defined term used in the plural shall
               --------------------
refer to all members of the relevant class, and any defined term used in the singular shall refer to any one or more of the members of the relevant class.

          1.3  Accounting Terms - Fiscal Periods.  All accounting terms not
               ---------------------------------
specifically defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, Generally Accepted Accounting Principles applied on a consistent basis, except as otherwise specifically prescribed herein. In the
                    ------
event that Generally Accepted Accounting Principles or Borrower's Fiscal Year or Fiscal Quarters change during the term of this Agreement such that the covenants contained in Sections 6.8 and 6.9 would then be calculated for different periods, in a different manner or with different components, (a) Borrower, the Co-Borrowers and the Banks agree to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating Borrower's financial condition to substantially the same criteria as were effective prior to such change in Fiscal Year, Fiscal Quarters or in Generally Accepted Accounting Principles and (b) Borrower and the Co-Borrowers shall be deemed to be in compliance with the covenants contained in the aforesaid Sections if and to the extent that Borrower and the Co-Borrowers would have been in compliance therewith for the pre-existing fiscal periods and under Generally Accepted Accounting Principles as in effect immediately prior to such change, but shall have the obligation to deliver each of the materials described in Article 7 to the Creditors, on the dates therein specified, with financial data presented for its pre-existing fiscal periods and in a manner which conforms with Generally Accepted Accounting Principles as in effect immediately prior to such change.

          1.4  Rounding.  Any financial ratios required to be maintained by
               --------
Borrower and the Co-Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

          1.5  Exhibits and Schedules.  All Exhibits and Schedules to this
               ----------------------
Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

          1.6  Miscellaneous Terms.  In the Loan Documents, the term "or" is
               --------------------
disjunctive; the term "and" is conjunctive. The term "shall" is mandatory; the term "may" is permissive. Masculine terms also apply to females; feminine terms also apply to males. The term "including" is by way of example and not limitation.

                                  Article 2
                                     LOANS
                                     -----

     2.1  Loans-General.
          -------------

          (a) Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Closing Date through the Banking Day immediately prior to the Maturity Date, each Bank shall, pro rata according to that Bank's Pro Rata Share of the then applicable Commitment, make Advances to Borrower or to any Co-Borrower under the Commitment in such amounts as Borrower or any Co-Borrower may request that (i) do not result in the Outstanding Obligations being in excess of the then effective Commitment, and (ii) in the case of Advances made to a Co-Borrower, are directly used to finance the development, construction or operation of hotel/casino properties owned by that Co-Borrower. Subject to the limitations set forth herein, the Advances by each Bank under its Pro Rata Share of the Commitment may be prepaid without premium or penalty. The Administrative Agent shall promptly provide the Borrower with a written report allocating the Obligations requested by Borrower and each Co-Borrower.

          (b) Subject to the next sentence, each Loan consisting of Advances shall be made pursuant to a Request for Loan which shall specify the requested (i) date of such Loan, (ii) type of Loan, (iii) amount of such Loan, and (iv) in the case of a Eurodollar Rate Loan, the Eurodollar Period for such Loan. Unless the Administrative Agent, in its sole and absolute discretion, has notified Borrower to the contrary, a Loan consisting of Advances may be requested by telephone by a Responsible Official of Borrower or the relevant Co-Borrower, in which case Borrower or the relevant Co-Borrower shall confirm such request by promptly delivering a Request for Loan in person or by telecopier conforming to the preceding sentence to the Administrative Agent. The Administrative Agent shall incur no liability whatsoever hereunder in acting upon any telephonic request purportedly made by a Responsible Official of Borrower, and Borrower hereby agrees to indemnify each Creditor from any loss, cost, expense or liability as a result of so acting.

          (c) Promptly following receipt of a Request for Loan, the Administrative Agent shall notify each Bank by telephone or telecopier (and if by telephone, promptly confirmed by telecopier) of the date and type of the Loan, any applicable Eurodollar Period, and that Bank's Pro Rata Share of the Loan. Not later than 11:00 a.m., California local time, on the date specified for any Loan (which must be a Banking Day), each Bank shall make its Pro Rata Share of the Loan in immediately available funds available to the Administrative Agent at the Administrative Agent's Office. Upon satisfaction or waiver of the applicable conditions set forth in Article 8, all Advances shall be credited on that date in immediately available funds to the Deposit Account for Borrower or that Co-Borrower.

          (d) Unless the Requisite Banks otherwise consent, each Loan shall be in an integral multiple of $1,000,000 which is not less than $5,000,000.

          (e) The Advances made by each Bank shall be evidenced by that Bank's

          (f) A Request for Loan shall be irrevocable upon the Administrative

          (g) If no Request for Loan (or telephonic request for Loan referred to in periods set forth in Section 2.2 or 2.3 prior to the end of the Eurodollar Period for any Eurodollar Rate Loan, then on the last day of such Eurodollar Period, such Eurodollar Rate

          (h) If a Loan is to be made on the same date that another Loan is due and

              (i)  the Banks shall make available to the Administrative Agent
                   (or

          giving effect to both such Loans and the effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect to each such

              (ii) in the case where the same Party is the primary borrower of

          Administrative Agent (or the Administrative Agent shall make available to such Party) the net amount of funds giving effect to both such Loans and the effect for purposes of respect to each such Loan.

          2.2 ____________. Each request by Borrower or any Co-Borrower for a Base Rate Loan shall be made pursuant to a Request for Loan (or telephonic or other request for loan referred to in

Administrative Agent's Office, not later than 9:15 a.m. California local time, on the date (which must be a Banking Day) of the requested Base Rate Loan. All Loans shall constitute Base Rate Loans unless

          2.3  Eurodollar Rate Loans
               ---------------------

               (a) Each request by Borrower or any Co-Borrower for a Eurodollar Rate referred to in the second sentence of Section 2.1(b), if applicable) received by the Administrative Agent, at the Administrative Agent's Office, not later than 10:00 a.m.,

     applicable Eurodollar Period.

          (b) On the date which is two Eurodollar Banking Days before the first day of the applicable Eurodollar Period, the Administrative Agent shall confirm its determination of the applicable Eurodollar Rate (which determination shall be conclusive in the absence of manifest error) and promptly shall give notice of the same to Borrower and any relevant Co-Borrowers and the Banks by telephone or telecopier (and if by telephone, promptly confirmed by telecopier).

          (c) Unless the Administrative Agent and the Requisite Banks otherwise consent, no more than ten Eurodollar Rate Loans shall be outstanding at any one time.

          (d) No Eurodollar Rate Loan may be requested during the continuation of a Default or Event of Default.

          (e) Nothing contained herein shall require any Bank to fund any Eurodollar Rate Advance in the Designated Eurodollar Market.

          2.4  [Reserved].

          2.5  [Reserved].

          2.6  [Reserved].

          2.7  Co-Borrowers.  Atlantic City and Detroit are each hereby
               ------------
designated as joint and several direct Co-Borrowers under this Agreement, with the right to request Loans, subject to the terms and conditions set forth herein, provided that (a) each Loan made hereunder to Atlantic City, Detroit or
        -------- ----
any other Co-Borrower shall be used solely and directly to finance the development, construction or operation of hotel/casino properties owned by that Co-Borrower, and (b) the liability of Detroit is limited to that portion of the Obligations which are used, directly or indirectly, to finance the design, development, construction or operation of the Detroit Project or which are actually borrowed or received by Detroit. From time to time following the Closing Date, Borrower may designate one or more Guarantors to be joint and several direct Co-Borrowers hereunder by written request to the Administrative Agent accompanied by (a) an executed Assumption Agreement and Notes executed by the designated Guarantor, (b) a certificate of good standing of the designated Guarantor in the jurisdiction of its incorporation, (c) a certified corporate authority resolution covering the execution and delivery of the Assumption Agreement and Notes, (d) a written consent to the Assumption Agreement executed by each other Guarantor, and (e) an appropriate written legal opinion similar to the Opinions with respect to the Co-Borrower and the Assumption Agreement. The Administrative Agent shall promptly notify the Banks of such request, together with copies of such of the foregoing as any Bank may request and the designated Guarantor shall become a Co-Borrower hereunder.

          2.8  Voluntary Reduction of Commitment.  Borrower and the Co-Borrowers
               ---------------------------------
shall have the right, at any time and from time to time, without penalty or charge, upon at least three Banking Days' prior written notice by a Responsible Official of Borrower and the Co-Borrowers to the Administrative Agent, voluntarily to reduce, permanently and irrevocably, in aggregate principal amounts in an integral multiple of $1,000,000 but not less than $5,000,000, or to terminate, all or a portion of the then undisbursed portion of the Commitment; provided that the
                                                           --------
Commitment may not be so reduced below an amount equal to the sum of the
                                                              ---
aggregate principal amount outstanding under the Notes. The Administrative Agent shall promptly notify the Banks of any reduction or termination of the Commitment under this Section.

          2.9  Optional Termination of Commitment.  Following the occurrence of
               ----------------------------------
a Change in Control, the Requisite Banks may in their sole and absolute discretion elect to terminate the Commitment during the sixty day period immediately subsequent to the later of (a) such occurrence or (b) the earlier of
                              --------                                ----------
(i) receipt of written notice to the Administrative Agent of the Change in Control from Borrower and the Co-Borrowers, or (ii) if no such notice has been received by the Administrative Agent, the date upon which the Administrative Agent has actual knowledge thereof. In the event that the Banks elect to so terminate the Commitment, the Commitment shall be terminated effective on the date which is sixty days subsequent to written notice from the Administrative Agent to Borrower and the Co-Borrowers thereof.

          2.10  Extension of Maturity Date.  At any time following the date
                --------------------------
which is 60 days prior to the then current Maturity Date, the Maturity Date may be extended for one year at Borrower's and the Co-Borrowers' election with the written consent of all of the Banks (which may be withheld in the sole and absolute discretion of each Bank). Not earlier than 60 days prior to the then current Maturity Date, and provided that Borrower and the Co-Borrowers are then
                           --------
in compliance with Section 7.1, Borrower and the Co-Borrowers may deliver to the Administrative Agent who will deliver to each of the Banks a written request for a one year extension of the Maturity Date together with a Certificate of a Responsible Official signed by a Senior Officer on behalf of Borrower and the Co-Borrowers stating that the representations and warranties contained in
Article 4 (other than representations and warranties which expressly speak as of
           ----- ----
a particular date or are no longer true and correct as a result of a change which is not a violation of this Agreement) are true and correct on and as of the date of such Certificate. Within 30 days following the delivery of such Certificate, but in any event not sooner than 45 nor later than 15 days prior to the then current Maturity Date, each Bank shall notify the Administrative Agent whether (in its sole and absolute discretion) it consents to such request. Each Bank which fails to respond to any such request for extension shall be deemed to have refused to consent thereto. After receiving the notifications from all of the Banks or the expiration of such period, whichever is earlier, the Administrative Agent shall notify Borrower, the Co-Borrower and the Banks of the results thereof.

          If all of the Banks have consented to the extension then the Maturity Date shall be extended for 364 days, effective as of the then current Maturity Date.

          If Banks holding at least 66 2/3% of the Commitment consent to the request for extension, but other Banks (each a "Non-Consenting Bank") notify the Administrative Agent that they will not consent to the request for extension (or fail to notify the Administrative Agent in writing of their consent to the extension), Borrower and the Co-Borrowers may cause all of the Non-Consenting Banks to be removed as Banks under this Agreement pursuant to Section 11.27, provided that such removal shall be accomplished by assignment to one or more
--------
Eligible Assignees which are willing to consent to the request for extension and not by reduction of the amount of Commitment. In the event that sufficient Eligible Assignees can be identified to assume the Pro Rata Shares of the Non-Consenting Banks, then the request for extension shall be granted with the effect as set forth above.

          2.11  Administrative Agent's Right to Assume Funds Available for
                ----------------------------------------------------------
Advances.  Unless the Administrative Agent shall have been notified by any Bank
--------
no later than 10:00 a.m. on the Banking Day of the proposed funding by the Administrative Agent of any Loan that such Bank does not intend to make available to the Administrative Agent such Bank's portion of the total amount of such Loan, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on the date of the Loan and the Administrative Agent may, in reliance upon such assumption, make available to Borrower or the relevant Co-Borrower a corresponding amount. If the Administrative Agent has made funds available to Borrower or a Co-Borrower based on such assumption and such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent promptly shall notify Borrower or that Co-Borrower who shall pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover from such Bank interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to Borrower or the Co-Borrowers to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to the daily Federal Funds Rate. Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its share of the Commitment or to prejudice any rights which the Administrative Agent, Borrower or any Co-Borrower may have against any Bank as a result of any default by such Bank hereunder.

          2.12  Release and Reattachment of Collateral.  (a)  Each of the Banks
                --------------------------------------
hereby consents to the release on the Closing Date of the Liens granted by the Collateral Documents described in the Old Loan Agreement. The Administrative Agent is hereby authorized and directed by each of the Banks to execute and deliver to Borrower and its Subsidiaries all such termination statements, mortgage releases, terminations of deeds of trust, terminations of Liens, and other instruments, documents and agreements as may be necessary or desirable, or which Borrower may reasonably request, to accomplish the purposes of this Section or evidence the effects hereof.

          (b) If a Collateral Event occurs and if either (x) the MGM Senior Notes or the Mirage Senior Notes then require the granting of Liens in any assets of Borrower or any of its Restricted Subsidiaries or (y) any such MGM Senior Notes or Mirage Senior Notes are in fact granted any Liens by Borrower, the Co-Borrowers or any of the Restricted Subsidiaries, then Borrower and the Co-Borrowers shall, and shall cause each of the Restricted Subsidiaries to, promptly and in any event within thirty days following the occurrence of such Collateral Event and in any event not later than the granting of any Liens in such collateral any MGM Senior Notes, the Mirage Senior Notes or any trustee therefor, grant perfected Liens in the same collateral to secure the Obligations (including any Related Swap Agreements) equally, ratably and on a pari passu basis, provided that Borrower and the Restricted Subsidiaries shall not be
       --------
obligated to provide Liens in any Property to the extent that Gaming Laws prohibit the granting of Liens in such Property to the Administrative Agent and the MGM Senior Notes unless and until all required approvals of Gaming Boards thereto are obtained. In such event, Borrower shall, and shall cause each Restricted Subsidiary to, use its best efforts to obtain all necessary consents from the applicable Gaming Boards to grant a perfected Lien on such Property securing the Obligations and, upon receipt of all consents needed to grant such a perfected Lien, shall promptly take all action (or cause the Restricted Subsidiaries to take all action) reasonably necessary in order to grant and perfect such a Lien. The Liens granted pursuant to this clause (b) shall be (i) equal, ratable and pari passu with any Liens securing the MGM Senior Notes, (ii) granted concurrently with the granting of any Liens in favor of the MGM Senior Notes or the Mirage Senior Notes (whichever first occurs), and
(iii) granted pursuant to instruments, documents and agreements which are reasonably acceptable to the Administrative Agent and no less favorable to the Administrative Agent and the other Creditors than those granted to the MGM Senior Notes or the Mirage Senior Notes (whichever is most favorable to the holders thereof). While each of the Liens contemplated by this clause (b) shall be equal, ratable and pari passu in the manner described above, it is
                      ---- -----
acknowledged that the same may subordinate to certain prior Liens in favor of creditors other than the holders of the MGM Senior Notes and the Mirage Senior Notes permitted pursuant to Section 6.7. In connection with the granting of any such Liens, Borrower and its Restricted Subsidiaries shall provide to the Administrative Agent (y) policies of title insurance on customary terms and conditions, to the extent that policies of title insurance on the corresponding Property are provided to the holders of the MGM Senior Notes (and in an insured amount that bears the same proportion to the principal amount of the Commitment as the insured amount in the policies provided to the holders of the MGM Senior Notes bears to the aggregate amount of the MGM Senior Notes), and (z) legal opinions and other assurances as the Administrative Agent may reasonably request.

          (c) If, following any Collateral Event, Borrower and its Restricted Subsidiaries are then entitled to the release of all of the equal, ratable and pari passu Liens described in clause (b) above securing the MGM Senior Notes and
---- -----
the Mirage Senior Notes, and provided that no Default or Event of Default has
                             --------
then occurred and remains continuing, Borrower and the Co-Borrowers may in their sole discretion request that the Administrative Agent release any Liens securing the Obligations in accordance with this clause (c). Borrower and the Co-Borrowers shall submit any request under this Section in the form of a Certificate, in form and substance acceptable to the Administrative Agent, signed by a Senior Officer of Borrower and each Co-Borrower certifying that no Default or Event of Default exists, together with a written consent to the release of collateral executed by each Guarantor and such other supporting information as the Administrative Agent may request, including evidence reasonably satisfactory to the Administrative Agent that the Mirage Senior Notes, the MGM Senior Notes and the creditors under the Other Loan Agreements shall previously or concurrently release all Liens held by such creditors. Promptly upon receipt of such a Certificate, the Administrative Agent shall provide a copy thereof to the Banks and, unless the Requisite Banks contest the accuracy thereof within five Banking Days, shall (i) execute and deliver to Borrower and its Subsidiaries reconveyances and releases of such Liens, and (ii) return to the Persons legally entitled thereto, all collateral pledged in support of the Obligations, all at the sole expense of Borrower and the Co-Borrowers (a "Collateral Release"), in each case subject to the requirement that the Liens held by the Mirage Senior Notes, the MGM Senior Notes and the creditors under the Other Loan Agreements are previously or concurrently released. No Collateral Release shall constitute or be construed as a release (or to require the release) of the Guaranty.

          2.13  Senior Indebtedness.  The Obligations shall be and hereby are
                -------------------
designated as "Senior Indebtedness" with respect to all Subordinated Obligations and all payments with respect to any Subordinated Obligations shall be subject to Section 6.1.

                                   Article 3
                               PAYMENTS AND FEES
                               -----------------

          3.1  Principal and Interest.
               ----------------------

                    (a) Interest shall be payable on the outstanding daily unpaid principal amount of each Advance from the date thereof until payment in full is made and shall accrue and be payable at the rates set forth or provided for herein before and after Default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law, with interest on overdue interest at the Default Rate to the fullest extent permitted by applicable Laws.

                    (b) Interest accrued on each Base Rate Loan on the first Banking Day of each Fiscal Quarter shall be due and payable on that day. Except as otherwise provided in Section 3.9, the unpaid principal amount of
     ------
     any Base Rate Loan shall bear interest at a fluctuating rate per annum equal to the Base Rate plus the applicable Base Rate Margin. Each change in
                            ----
     the interest rate under this Section 3.1(b) due to a change in the Base Rate shall take effect simultaneously with the corresponding change in the Base Rate.

                    (c) Interest accrued on each Eurodollar Rate Loan which is for a term of three months or less shall be due and payable on the last day of the related Eurodollar Period. Interest accrued on each other Eurodollar Rate Loan shall be due and payable on the date which is three months after the date such Eurodollar Rate Loan was made (and, in the event that all of the Banks have approved a Eurodollar Period of longer than six months, every three months thereafter through the last day of the Eurodollar Period) and on the last day of the related Eurodollar Period. Except as
                                                                   ------
     otherwise provided in Section 3.9, the unpaid principal amount of any Eurodollar Rate Loan shall bear interest at a rate per annum equal to the Eurodollar Rate for that Eurodollar Rate Loan plus the applicable
                                                   ----
     Eurodollar Margin.

                    (d)  [Reserved]

                    (e) If not sooner paid, the principal Indebtedness evidenced by the Notes shall be payable as follows:

                         (i) the amount, if any, by which the Outstanding Obligations at any time exceed the then applicable Commitment, shall be payable immediately;

                         (ii)  [Reserved]; and

                         (iii) the principal Indebtedness evidenced by the Notes shall in any event be payable on the Maturity Date.

                    (f) The Notes may, at any time and from time to time, voluntarily be paid or prepaid in whole or in part without premium or penalty, except that with respect to any
              ------
     voluntary prepayment under this Section 3.1(f), (i) any partial prepayment shall be not less than $5,000,000, or in integral multiples of $1,000,000 which are in excess of $5,000,000, (ii) the

     California local time, on the Banking Day prior to the date of prepayment (which must be a Banking Day) in the case of a Base Rate Loan, and, in the case of a Eurodollar Rate Loan,

     amount of the prepayment and the Loan(s) being prepaid, (iii) each prepayment of principal on any Eurodollar Rate Loan shall be accompanied by payment of interest accrued to the date of of any Eurodollar Rate Loan on a day other than the last day of the applicable Eurodollar Period shall be subject to Section 3.8(e). Promptly following receipt of a notice of prepayment telecopier (and if by telephone, promptly confirmed by telecopier) of the date and amount thereof.

                    [Reserved].

               (h) shall be applied ratably to the Advances made to Borrower or that Co-Borrower which are then due and payable, ________ that if the Obligations are then accelerated or have deemed to have been accelerated, each payment of principal hereunder shall be applied ratably to the

          3.2  Lead Arranger's Fees through the Administrative Agent
               --------------------
underwriting fees in the amount heretofore agreed upon by letter agreement between Borrower and the Lead Arranger. These fees are for the services of the Lead nonrefundable.

          3.3 ____________. On the date hereof, Borrower shall pay to the Administrative Agent, for the account of each Bank, upfront fees in an amount equal to (a) that Bank's allocated Pro Rata times (b) a fee percentage based
                                            -----
upon the amount of the offered commitment

that Bank by the Lead Arranger, provided forth in a letter agreement with Bank
                                --------
of America. Such upfront fees are for the credit facilities committed by each Bank under this Agreement and are fully earned when paid. The upfront fees paid to

          3.4  Facility Fees earlier of (a) May 25, 2000 or (b) the day prior to
               -------------
the Closing Date no facility fees shall accrue. Thereafter, for a forty-five day period (unless the Closing Date occurs or has earlier occurred),

Banks pro rata according to their Pro Rata Share, a facility fee equal to one half of the Facility Fee Rate in effect from time to time __________ the principal amount of the Commitment. In any event, from the Closing Date, Borrower and the Co-Borrowers shall pay to the Administrative Agent, for the ratable accounts of the Banks pro rata according to their Pro Rata Share, a facility fee equal to the full Facility Fee Rate in effect from time to time times the principal amount of the Commitment. The facility fees shall be payable quarterly in arrears on each Quarterly Payment Date, on the Maturity Date upon the date of any partial reduction or termination of the Commitment pursuant to Sections 2.8,
2.9 or 11.27.

          3.5  [Reserved].

          3.6  Agency Fees. On the Closing Date and annually thereafter,
               -----------
Borrower and the Co-Borrowers shall pay to the Administrative Agent an agency fee in such amounts as heretofore agreed upon by letter agreement between Borrower and Bank of America and the Lead Arranger. The agency fee is for the services to be performed by the Administrative Agent in acting as Administrative Agent and is fully earned on the date paid. The agency fee paid to the Administrative Agent is solely for its own account and is nonrefundable.

          3.7  Increased Commitment Costs.  If any Bank shall determine in good
               --------------------------
faith that the introduction after the Closing Date of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any central bank or other Governmental Agency charged with the interpretation or administration thereof, or compliance by such Bank (or its Eurodollar Lending Office) or any corporation controlling the Bank, with any request, guideline or directive regarding capital adequacy (whether or not having the force of Law) of any such central bank or other authority, affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines in good faith that the amount of such capital is increased, or the rate of return on capital is reduced, as a consequence of its obligations under this Agreement, then, within ten Banking Days after demand of such Bank, Borrower and the Co-Borrowers shall pay to such Bank, from time to time as specified in good faith by such Bank, additional amounts sufficient to compensate such Bank in light of such circumstances, to the extent reasonably allocable to such obligations under this Agreement, provided that Borrower and
                                                    --------
the Co-Borrowers shall not be obligated to pay any such amount which arose prior to the date which is ninety days preceding the date of such demand or is attributable to periods prior to the date which is ninety days preceding the date of such demand. Each Bank's determination of such amounts shall be conclusive in the absence of manifest error. Any request for compensation by a Bank under this Section shall set forth the basis upon which it has been determined that such an amount is due from Borrower and the Co-Borrowers, a calculation of the amount due, and a certification that the corresponding costs or diminished rate of return on capital have been incurred or sustained by the Bank. If Borrower and the Co-Borrowers become obligated to pay a material amount under this Section to any Bank, that Bank will be subject to removal in accordance with Section 11.27; provided that Borrower and the Co-Borrowers shall
                               --------
have paid such amount to that Bank and that Borrower and the Co-Borrowers, within the thirty day period following the date of such payment, shall have notified that Bank in writing of their intent to so remove the Bank.

          3.8  Eurodollar Costs and Related Matters.
               ------------------------------------

                    (a) In the event that any Governmental Agency imposes on any Bank any reserve or comparable requirement (including any emergency,
                                                     ---------
     supplemental or other reserve)
     with respect to the Eurodollar Obligations of that Bank, Borrower or the relevant Co-Borrower shall pay that Bank within five Banking Days after demand all amounts necessary to compensate such Bank (determined as though such Bank's Eurodollar Lending Office had funded 100% of its Eurodollar Rate Advance in the Designated Eurodollar Market) in respect of the imposition of such reserve requirements. The Bank's determination of such amount shall be conclusive in the absence of manifest error.

               (b) If, after the date hereof, the existence or occurrence of any Special Eurodollar Circumstance:

               (1) shall subject any Bank or its Eurodollar Lending Office to any tax, duty or other charge or cost with respect to any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Advances or its obligation to make Eurodollar Rate Advances, or shall change the basis of taxation of payments to any Bank attributable to the principal of or interest on any Eurodollar Rate Advance or any other amounts due under this Agreement in respect of any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Advances or its obligation to make Eurodollar Rate Advances, excluding (i) taxes
                                                       ---------
          imposed on or measured in whole or in part by its overall net income, gross income or gross receipts, (ii) franchise taxes imposed by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or Eurodollar Lending Office or (B) any jurisdiction (or political subdivision thereof) in which it is "doing business," and (iii) any withholding taxes or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrower with the appropriate form or forms required by Section 11.21, to the extent such forms are then available under applicable Laws;

               (2) shall impose, modify or deem applicable any reserve not applicable or deemed applicable on the date hereof (including any
                                                              ---------
          reserve imposed by the Board of Governors of the Federal Reserve System, special deposit, capital or similar requirements against assets of, deposits with or for the account of, or credit extended by, any Bank or its Eurodollar Lending Office); or

               (3) shall impose on any Bank or its Eurodollar Lending Office or the Designated Eurodollar Market any other condition affecting any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Advances, its obligation to make Eurodollar Rate Advances or this Agreement, or shall otherwise affect any of the same;

     and the result of any of the foregoing, as determined in good faith by such Bank, increases the cost to such Bank or its Eurodollar Lending Office of making or maintaining any Eurodollar Rate Advance or in respect of any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Advances or its obligation to make Eurodollar Rate Advances or reduces the amount of any sum received or receivable by such Bank or its Eurodollar Lending Office with respect to any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Advances or its obligation to make Eurodollar Rate Advances (assuming such Bank's Eurodollar Lending

     Office had funded 100% of its Eurodollar Rate Advance in the Designated Eurodollar Market), then, within five Banking Days after demand by such Bank (with a copy to the Administrative amounts as will compensate such Bank for such increased cost or reduction (determined as though such Bank's Eurodollar Lending Office had funded 100% of its Eurodollar Rate tion under this subsection and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.

          If, after the date hereof, the existence or occurrence of any Special Eurodollar Circumstance shall, in the good faith opinion of any Bank, make it unlawful or of any Eurodollar Rate Advance or materially restrict the authority of such Bank to purchase or sell, or to take deposits of, Dollars in the Designated Eurodollar Market, or to determine or istrative Agent, then such Bank's obligation to make Eurodollar Rate Advances shall be suspended for the duration of such illegality or impossibility and the Administrative Agent notice, the outstanding principal amount of such Bank's Eurodollar Rate Advances, together with accrued interest thereon, automatically shall be converted to Base Rate Advances on either

     Bank may lawfully continue to maintain and fund such Eurodollar Rate Advances to such day(s) or (2) immediately if such Bank may not lawfully continue to fund and maintain such provided that in such event the
                                        --------
     conversion shall not

     to endeavor promptly to notify Borrower of any event of which it has actual knowledge, occurring after the Closing Date, which will cause that Bank to notify the Administrative Agent nation will avoid the need for such notice and will not, in the good faith judgment of such Bank, otherwise be materially disadvantageous to such Bank. In the event that any Bank is unable,

     Loan or Advance, such Bank shall fund such amount as a Base Rate Advance for the same period of time, and such amount shall be treated in all respects as a Base Rate Advance. Any

     Section shall promptly notify the Administrative Agent and Borrower of the cessation of the Special Eurodollar Circumstance which gave rise to such suspension.

                    If, with respect to any proposed Eurodollar Rate Loan:

               (1) circumstances affecting the Designated Eurodollar Market generally that are beyond the reasonable control of the Banks, deposits in Dollars (in the applicable amounts) are not

          Eurodollar Period; or

               (2) the Requisite Banks advise the Administrative Agent that the Eurodollar Rate as determined by the Administrative Agent (i) does not represent the effective pricing to such Banks for deposits in Dollars in the Designated Eurodollar Market in the relevant amount for the applicable Eurodollar Period, or (ii) will not adequately and fairly reflect the cost to such Banks of making the applicable Eurodollar Rate Advances;

     then the Administrative Agent forthwith shall give notice thereof to Borrower and the Banks, whereupon until the Administrative Agent notifies Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of the Banks to make any future Eurodollar Rate Advances shall be suspended unless (but only if clause (2) above is the
                                 ------
     basis for such suspension) Borrower and each Co-Borrower notify the Administrative Agent in writing that they elect to pay the Enhanced Eurodollar Margin with respect to all Eurodollar Rate Loans made during such period.

               (e) Upon payment or prepayment of any Eurodollar Rate Advance (other than as the result of a conversion required under clause (c) of this
      ----- ----
     Section) on a day other than the last day in the applicable Eurodollar Period (whether voluntarily, involuntarily, by reason of acceleration, or otherwise), or upon the failure of Borrower or any Co-Borrower (for a reason other than the failure of a Bank to make an Advance) to borrow on the date or in the amount specified for a Eurodollar Rate Advance in any Request for Loan, or upon the failure of Borrower or any Co-Borrower to prepay a Eurodollar Rate Loan or Advance on the date specified in a notice of prepayment delivered to the Administrative Agent pursuant to Section 3.1(e), Borrower and the Co-Borrowers shall pay to the appropriate Bank within ten Banking Days after demand a prepayment fee, failure to borrow fee or failure to prepay fee, as the case may be (determined as though 100% of that Bank's Eurodollar Rate Advance had been funded in the Designated Eurodollar Market), equal to the sum of:
                                      --- --

               (1) the principal amount of the Eurodollar Rate Advance prepaid or not borrowed or prepaid, as the case may be, times [the number of
                                                          -----
          days from and including the date of prepayment or failure to borrow or prepay, as applicable, to but excluding the last day in the applicable Eurodollar Period], divided by 360, times the applicable Interest
                              ----------      -----
          Differential (provided that the product of the foregoing formula must
                        --------
          be a positive number); plus
                                 ----

               (2) all out-of-pocket expenses incurred by the Bank reasonably attributable to such payment, prepayment or failure to borrow.

     Each Bank's determination of the amount of any prepayment fee, failure to borrow fee or failure to prepay fee payable under this Section shall be conclusive in the absence of manifest error.

               (f) Each Bank agrees to endeavor promptly to notify Borrower of any event of which it has actual knowledge, occurring after the Closing Date, which will entitle such Bank to compensation pursuant to clause (a) or clause (b) of this Section, and agrees to designate a different Eurodollar Lending Office if such designation will avoid the need for or reduce the amount of such compensation and will not, in the good faith judgment of such Bank, otherwise be materially disadvantageous to such Bank. Any request for compensation by a Bank under this Section shall set forth the basis upon which it has been determined that such an amount is due from Borrower and the Co-Borrowers, a calculation of the amount due, and a certification that the corresponding costs have been incurred by the Bank.

               (g) If any Bank claims compensation or is excused from making or continuing Eurodollar Rate Loans or Advances under this Section:

                         (i) Borrower and the Co-Borrowers may at any time, upon at least four Eurodollar Banking Days' prior notice to the Administrative Agent and such Bank and upon payment in full of the amounts provided for in this Section through the date of such payment plus any prepayment fee (subject to clause (c) of this Section)
          ----
          required by clause (e) of this Section, pay in full the affected Eurodollar Rate Advances of such Bank or request that such Eurodollar Rate Advances be converted to Base Rate Advances; and

                         (ii) In the case where Borrower and the Co-Borrowers become obligated to pay a material amount under this Section to any Bank, that Bank will be subject to removal in accordance with Section 11.27; provided that Borrower and the Co-Borrowers shall have paid
                 --------
          such amount to that Bank and that Borrower and the Co-Borrowers, within the thirty day period following the date of such payment, shall have notified that Bank in writing of their intent to so remove the Bank.

          3.9   Late Payments.  If any installment of principal or interest or
                -------------
any fee or cost or other amount payable under any Loan Document to the Administrative Agent or any Bank is not paid when due, it shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the rate otherwise payable with respect thereto plus 2% per annum (or, in the case of any
                                       ----
Obligations which do not bear stated interest, at the rate then otherwise applicable to Base Rate Loans plus 2% per annum), to the fullest extent
                              ----
permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be compounded monthly, on the
 ---------
last day of each calendar month, to the fullest extent permitted by applicable Laws.

          3.10  Computation of Interest and Fees.  Computation of interest on
                --------------------------------
Base Rate Loans shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed; computation of interest on Eurodollar Rate Loans and all fees under this Agreement shall be calculated on the basis of a year of 360 days and the actual number of days elapsed. Borrower and the Co-Borrowers acknowledge that such latter calculation method will result in a higher yield to the Banks than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made; interest shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid. Any Loan that is repaid on the same day on which it is made shall bear interest for one day. Notwithstanding anything in this Agreement to the contrary, interest in excess of the maximum amount permitted by applicable Laws shall not accrue or be payable hereunder or under the Notes, and any amount paid as interest hereunder or under the Notes which would otherwise be in excess of such maximum permitted amount shall instead be treated as a payment of principal.

          3.11  Non-Banking Days.  If any payment to be made by Borrower or any
                ----------------
other Party under any Loan Document shall come due on a day other than a Banking Day, payment shall instead be considered due on the next succeeding Banking Day and the extension of time shall be reflected in computing interest and fees.

          3.12  Manner and Treatment of Payments.
                --------------------------------

                    (a)  Each payment hereunder (except payments pursuant to
                                                 ------
     Sections 3.7, 3.8, 11.3, 11.11 and 11.22) or on the Notes or under any other Loan Document shall be made to the Administrative Agent, at the Administrative Agent's Office, for the account of each of the Banks or the Administrative Agent, as the case may be, in immediately available funds not later than 12:00 noon, California local time, on the day of payment (which must be a Banking Day). All payments received after such time, on any Banking Day, shall be deemed received on the next succeeding Banking Day. The amount of all payments received by the Administrative Agent for the account of each Bank shall be immediately paid by the Administrative Agent to the applicable Bank in immediately available funds and, if such payment was received by the Administrative Agent by 12:00 noon, California local time, on a Banking Day and not so made available to the account of a Bank on that Banking Day, the Administrative Agent shall reimburse that Bank for the cost to such Bank of funding the amount of such payment at the Federal Funds Rate. All payments shall be made in lawful money of the United States of America.

                    (b) Each payment or prepayment on account of any Loan shall be applied pro rata according to the outstanding Advances made by each Bank comprising such Loan.

                    (c) Each Bank shall use its best efforts to keep a record (which may be intangible or electronic or other intangible form) of Advances made by it and payments received by it with respect to each of its Notes and, subject to Section 10.6(g), such record shall, as against Borrower and the Co-Borrowers, be presumptive evidence of the amounts owing. Notwithstanding the foregoing sentence, the failure by any Bank to keep such a record shall not affect Borrower's and the Co-Borrowers' joint and several obligations to pay the Obligations.

                    (d) Each payment of any amount payable by Borrower or any other Party under this Agreement or any other Loan Document shall be made free and clear of, and without reduction by reason of, any taxes, assessments or other charges imposed by any Governmental Agency, central bank or comparable authority, excluding (i) taxes imposed on or measured in
                                   ---------
     whole or in part by overall net income, gross income or gross receipts,
     (ii) franchise taxes imposed on any Bank by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or Eurodollar Lending Office or (B) any jurisdiction (or political subdivision thereof) in which it is "doing business", (iii) any withholding taxes or other taxes based on gross income imposed by the United States of America that are not attributable to any change in any Law or the interpretation or administration of any Law by any

     Governmental Agency and (iv) any withholding tax or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to such forms are then available under applicable Laws (all such non-excluded taxes, assessments or other charges being hereinafter referred to as "Taxes"). To the extent that Borrower or any Taxes from any amount payable to any Bank under this Agreement, they shall (i) make such deduction or withholding and pay the same to the relevant Governmental Agency and (ii) pay after-Tax amount equal to the amount to which that Bank would have been entitled under this Agreement absent such deduction or withholding. If and when receipt of such payment results refund such excess to Borrower or the relevant Party. If Borrower or any such Party becomes obligated to pay a material amount under this Section to any Bank, that Bank will be subject to provided that Borrower or
                                                       --------
     the relevant Party shall day period following the date of such payment, shall have notified that Bank in writing of their intent to so remove the Bank.

             Funding Sources. Nothing in this Agreement shall be deemed to
             ---------------
     obligate any representation by any Bank that it has obtained or will obtain the funds for any Loan or Advance in any particular place or manner, __________ that each Bank which is not a bank under the laws of the United States or any state thereof severally represents and warrants that it has obtained the funds for its "prohibited transactions" as such term is defined in ERISA.

          3.14 __________________________.  Any decision by the Administrative
Agent or any Bank not to require payment of any interest (_______ interest at the Default Rate), fee, cost or other amount payable under any Loan Document, or to calculate any amount payable by a

Agent's or such Bank's right to require full payment of any interest (including
                                                                      ---------
Rate), fee, cost or other amount payable under any Loan Document, or to calculate an amount payable by another method that is not inconsistent with this Agreement, on any other or subsequent occasion.

          Administrative Agent's Right to Assume Payments Will be Made by
          ---------------------------------------------------------------
Borrower and the Co-Borrowers Co-Borrowers prior to the date on which any
-----------------------------
payment to be made by Borrower and the Co-Borrowers hereunder is due that Borrower and the Co-Borrowers do not intend to remit such payment, the such payment when so due and the Administrative Agent may, in its discretion and in reliance upon such assumption, make available to each Bank on such payment date an amount equal to such Bank's share the Administrative Agent, each Bank shall forthwith on demand repay to the Administrative Agent the amount of such assumed payment made available to such Bank, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Bank to the date such amount is repaid to the Administrative Agent at the Federal Funds Rate.

          3.16  Fee Determination Detail. The Administrative Agent and any Bank
                ------------------------
shall provide reasonable detail to Borrower and the Co-Borrowers regarding the manner in which the amount of any payment to the Creditors, or that Bank, under
Article 3 has been determined, concurrently with demand for such payment.

          3.17  Survivability. All of Borrower's and the Co-Borrowers'
                -------------
obligations under Sections 3.7 and 3.8 shall survive for ninety days following the date on which the Commitment is terminated, all Obligations hereunder are fully paid.

                                   Article 4

                      __________________________________

          Borrower and each Co-Borrower represents and warrants to the Banks on the date hereof and as of the Closing Date that:

             Existence and Qualification; Power; Compliance With Laws. Borrower
             --------------------------------------------------------
is a

the Guarantors is a corporation duly formed, validly existing and in good standing under the Laws of its state of formation. Borrower and each of the Guarantors are duly qualified or registered to transact ownership or leasing of their Properties makes such qualification or registration necessary, except the failure so to qualify or register and to be
                        ------
in good standing would not constitute a Material Adverse Effect. Borrower and each Guarantor have all requisite corporate or other organizational power and

Loan Document to which each is a Party and to perform the Obligations. All outstanding shares of the capital stock of Borrower are duly authorized, validly issued, fully paid and non-assessable, and no

Laws. Borrower is in compliance with all Requirements of Law applicable to its business as at present conducted, has obtained all authorizations, consents, approvals, orders, licenses and permits from, and the foregoing from, any Governmental Agency that are necessary for the transaction of its business as at present conducted, ______ where the failure so to comply, file, register, qualify or obtain exemptions does not constitute a Material Adverse Effect.

          Authority; Compliance With Other Agreements and Instruments and
          ---------------------------------------------------------------
Government Regulations
----------------------
Guarantor of the Loan Documents to which it is a Party, and the execution, delivery and performance of the Mirage Merger Agreement by the parties thereto, have been duly authorized by all necessary

               (a) Require any consent or approval not heretofore obtained of any case of Mirage and its Subsidiaries, as otherwise contemplated by the Mirage Merger Agreement, each of which consents and approvals will have been obtained as of the Closing

               (b) Violate or conflict with any provision of such party's charter, articles

               (c) Result in or require the creation or imposition of any Lien upon or with transfers of assets contemplated by the Mirage Merger Agreement) other than certain rights of first refusal and options to purchase Property now owned by Mirage and its Subsidiaries which are contemplated by the Mirage Merger Agreement;

               (d) Violate any Requirement of Law applicable to such Party, subject to obtaining the authorizations from, or filings with, the Governmental Agencies described in Schedule 4.3; and

               (e) Result in a breach of or constitute a default under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other Contractual Obligation to which such party is a party or by which such party or any of its Property is bound or affected (except for the acceleration and payment in cash therefor of certain options to purchase equity securities of Mirage and the acceleration of certain compensation obligations of former employees of Mirage and other similar events which would not have a material adverse effect upon Mirage and its Subsidiaries taken as a whole);

and neither Borrower, the Co-Borrowers nor any Guarantor is in violation of, or default under, any Requirement of Law or Contractual Obligation, or any indenture, loan or credit agreement described in Section 4.2(e), in any respect that constitutes a Material Adverse Effect.

          4.3 No Governmental Approvals Required. Except as set forth in
              ----------------------------------  ------
Schedule 4.3 or previously obtained or made, no authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, any Governmental Agency is or will be required to authorize or permit under applicable Laws the execution, delivery and performance by Borrower and its Restricted Subsidiaries of the Loan Documents to which it is a Party. Except as set forth in Schedule 4.3, all authorizations from, or filings
       ------
with, any Governmental Agency described in Schedule 4.3 will be accomplished as of the Closing Date. The Banks acknowledge that Atlantic City is not presently required to hold any gaming licenses.

          4.4 Subsidiaries.
              ------------

               (a) Schedule 4.4 hereto correctly sets forth the names, form of legal entity, ownership and jurisdictions of organization of all Subsidiaries of Borrower. Except as described in Schedule 4.4, Borrower does not own any capital stock, equity interest or debt security which is convertible, or exchangeable, for capital stock or equity interests in any Person. Unless otherwise indicated in Schedule 4.4, all of the outstanding shares of capital stock, or all of the units of equity interest, as the case may be, of each Subsidiary are owned of record and beneficially by Borrower, there are no outstanding options, warrants or other rights to purchase capital stock of any such Subsidiary, and all such shares or equity interests so owned are duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with all applicable state and federal securities and other Laws, and are free and clear of all Liens, except for Permitted Encumbrances.
     ------

               (b) Each Restricted Subsidiary of Borrower is a business entity duly formed, validly existing and in good standing under the Laws of its jurisdiction of organization, is duly qualified to do business as a foreign organization and is in good standing as such in each jurisdiction in which the conduct of its business or the ownership or leasing of its Properties makes such qualification necessary (except where
                                                                   ------
     the failure to be so duly qualified and in good standing does not constitute a Material Adverse Effect), and has all requisite power and authority to conduct its business and to own and lease its Properties.

               (c) Each Restricted Subsidiary of Borrower is in compliance with all Requirements of Law applicable to its business and has obtained all authorizations, consents, approvals, orders, licenses, and permits from, and each such Restricted Subsidiary has accomplished all filings, registrations, and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business, except where the failure to be in such
                                  ------
     compliance, obtain such authorizations, consents, approvals, orders, licenses, and permits, accomplish such filings, registrations, and qualifications, or obtain such exemptions, does not constitute a Material Adverse Effect.

          4.5  Financial Statements. Borrower and the Co-Borrowers have
               --------------------
furnished to the Banks (a) the audited consolidated and consolidating financial statements of Borrower and its Subsidiaries for the Fiscal Year ended December 31, 1999, and (b) the audited consolidated financial statements of Mirage and its Subsidiaries for the Fiscal Year ended December 31, 1999. The financial statements described in clause (a) above fairly present in all material respects the financial condition, results of operations and changes in financial position of Borrower and its Subsidiaries as of such dates and for such periods in conformity with Generally Accepted Accounting Principles, consistently applied. To the best knowledge of Borrower, the financial statements described in clause
(b) above fairly present in all material respects, in conformity with generally accepted accounting principles, the consolidated financial position of Mirage as of the dates and for the periods therein stated.

          4.6  No Other Liabilities; No Material Adverse Changes. Borrower and
               -------------------------------------------------
its Subsidiaries do not have any material liability or material contingent liability required under Generally Accepted Accounting Principles to be reflected or disclosed and not reflected or disclosed in the financial statements described in Section 4.5(a), other than liabilities and contingent liabilities arising in the ordinary course of business since the date of such financial statements. As of the Closing Date, no circumstance or event has occurred that constitutes a Material Adverse Effect since December 31, 1999.

          4.7  Title to Property.  As of December 31, 1999, Borrower and its
               -----------------
Subsidiaries have valid title to the Property reflected in the financial statements described in Section 4.5(b), other than immaterial items of Property, free and clear of all Liens, other than Permitted Encumbrances and Liens
                             ----- ----
described in Schedule 4.7 or permitted by Section 6.7. As of the Closing Date, and giving effect to the consummation of the Mirage Merger Agreement, Borrower and its Subsidiaries shall have valid title to all material Property reflected in the financial statements described in Section 4.5, other than (i) Property not required to be conveyed to Borrower under the Mirage Merger Agreement, and
(ii) Property subsequently sold or disposed of by Borrower and its Subsidiaries in the ordinary course of business, in each case free and clear of all Liens, other than Permitted Encumbrances, and Liens described in Schedule 4.7 or
----- ----
permitted by Section 6.7.

          4.8  Intangible Assets. Borrower and its Subsidiaries own, or possess
               -----------------
the right to use to the extent necessary in their businesses, all material trademarks, trade names, copyrights, patents, patent rights, computer software, licenses and other Intangible Assets that are used in the conduct of their businesses, and no such Intangible Asset, to the best knowledge of Borrower and the Co-Borrowers, conflicts with the valid trademark, trade name, copyright, patent, patent right or Intangible Asset of any other Person to the extent that such conflict constitutes a Material Adverse Effect.

          4.9   Public Utility Holding Company Act.  Neither Borrower nor any of
                ----------------------------------
its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          4.10  Litigation.  Except for (a) any matter fully covered as to
                ----------   ------
subject matter and amount (subject to applicable deductibles and retentions) by insurance as to which the insurance carrier has been notified and has not asserted lack of subject matter coverage or reserved its right to do so, (b) any matter, or series of related matters, involving a claim against Borrower or any of its Subsidiaries of less than $75,000,000, (c) matters of an administrative nature not involving a claim or charge against Borrower or any of its Subsidiaries and (d) matters set forth in Schedule 4.10, there are no actions, suits, proceedings or investigations pending as to which Borrower or any of its Subsidiaries have been served or have received notice or, to the best knowledge of Borrower and the Co-Borrowers, threatened against or affecting Borrower or any of its Subsidiaries or any Property of any of them before any Governmental Agency.

          4.11  Binding Obligations.  Each of the Loan Documents to which
                -------------------
Borrower or any of its Restricted Subsidiaries is a Party will, when executed and delivered by such Party, constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as enforcement may be limited by Debtor Relief Laws, Gaming Laws or
------
equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

          4.12  No Default.  No event has occurred and is continuing that is a
                ----------
Default or Event of Default.

          4.13  ERISA.
                -----

               (a)  With respect to each Pension Plan:

                         (i) such Pension Plan complies in all material respects with ERISA and any other applicable Laws to the extent that noncompliance could reasonably be expected to have a Material Adverse Effect;

                         (ii)  such Pension Plan has not incurred any
          "accumulated funding deficiency" (as defined in Section 302 of ERISA) that could reasonably be expected to have a Material Adverse Effect;

                         (iii) no "reportable event" (as defined in Section 4043
                      of

          Effect; and

                         (iv)  engaged in any non-exempt "prohibited
          transaction" (as defined in Section 4975 of the Code) that could reasonably be expected to have a Material Adverse Effect.

               Neither Borrower nor any of its Subsidiaries has incurred or expects to incur any withdrawal liability to any Multiemployer Plan that could reasonably be expected to

          4.14  Regulations T, U and X; Investment Company Act assets subject to
                ----------------------------------------------
the Negative Pledge contained in Section 6.7 (including the value of the capital stock of

Loan hereunder will be used to purchase or carry, or to extend credit to others for the purpose of purchasing or carrying, any Margin Stock in violation of Regulations T, U and X. Neither Borrower

Investment Company Act of 1940.

          4.15 ______. No written statement made by a Senior Officer of Borrower, any Co-Borrower or any Guarantor to the Administrative Agent or any Bank in connection with this Agreement,

or omitted a material fact necessary to make the statement made not misleading in light of all the circumstances existing at the date the statement was made.

             Tax Liability. Borrower and its Subsidiaries have filed all tax
             -------------
returns which are

periods, Property or transactions covered by said returns, or pursuant to any assessment received by Borrower or its Subsidiaries, ____ (a) such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained and jeopardy of being seized, levied upon or forfeited.

          4.17 ________. As of the Closing Date, to the best knowledge of Borrower and the Co-Borrowers, the assumptions set forth in the Projections are reasonable and consistent with each based on such assumptions. Nothing in this Section shall be construed as a representation or covenant that the Projections in fact will be achieved. The Creditors acknowledge that the Projections are differ materially from those set forth in the Projections.

          4.18 ________. Except as described in Schedule 4.18, (a) neither Borrower nor any of its Subsidiaries at any time has disposed of, discharged, released or threatened the

Materials Law that would individually or in the aggregate constitute a Material Adverse Effect, (b) to the best knowledge of Borrower and the Co-Borrowers, no condition exists that violates any Hazardous Material Law affecting any Real Property except for such violations that would not individually or in the aggregate have a Material Adverse Effect, (c) no Real Property or any portion thereof is or has been utilized by Borrower or any of its Subsidiaries as a site for the manufacture of any Hazardous Materials and (d) to the extent that any Hazardous Materials are used, generated or stored by Borrower or any of its Subsidiaries on any Real Property, or transported to or from such Real Property by Borrower or any of its Subsidiaries, such use, generation, storage and transportation are in compliance in all material respects with all Hazardous Materials Laws.

          4.19  No Default Under Old Loan Agreement.  As of the Closing Date, no
                -----------------------------------
Default or Event of Default has occurred and remains continuing under the Old Loan Agreement.

          4.20  Mirage Merger Effective. Prior to or concurrently with the
                -----------------------
making of the initial Advances hereunder on the Closing Date, the transactions contemplated by the Mirage Merger Agreement shall have been approved by all relevant Gaming Boards having jurisdiction over such transactions (including without limitation those of Nevada, New Jersey, Michigan and Mississippi). Substantially concurrently with the making of such Advances, Mirage will be acquired by MGMGMR Acquisition, Inc. in accordance with the Mirage Merger Agreement and all applicable Laws. Giving effect to the consummation of the Mirage Merger Agreement, the incurrence of the Obligations and the Guaranty, and the refinancing of the Old Loan Agreement and the Mirage Loan Agreement, on the Closing Date the Borrower and its Restricted Subsidiaries are Solvent.

                            AFFIRMATIVE COVENANTS
                            ---------------------
                          (--------------------------
                            REPORTING REQUIREMENTS)
                            ----------------------

portion of the Commitment remains in force, Borrower shall, and shall cause each of its Restricted Subsidiaries to, and each Co-Borrower shall, unless the Administrative Agent (with the written approval

               5.1  Preservation of Existence jurisdiction of their formation
                    -------------------------
and all material authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits, or registrations from any Governmental Agency that are necessary except (a) where the failure to so preserve and
                          ------
maintain privileges, consents, approvals, orders, licenses, permits, or registrations would not constitute a Material Adverse Effect and (b) that a merger permitted by Section 6.3 shall not constitute a violation qualification is necessary in view of their respective business or the ownership or leasing of their respective Properties _____ where the failure to so qualify or remain qualified would not constitute a Material Adverse Effect.

             Maintenance of Properties. Maintain, preserve and protect all of
             -------------------------
             their respective

not permit any waste of their respective Properties, except protect a particular
                                                     ------
item of Property that is not of significant value, either intrinsically or to the operations of Borrower and its Restricted Subsidiaries, taken as a whole, shall not constitute a violation

          5.3  Maintenance of Insurance
               ------------------------

(subject to customary deductibles and retentions) with responsible insurance companies in such amounts and against such risks as is carried by responsible companies engaged in similar businesses and owning

          5.4  Compliance With Laws
               --------------------
compliance by the relevant Governmental Agency with enforcement authority, with all Requirements of Law noncompliance with which constitutes a Material Adverse Effect, _____ that Borrower and its Restricted Subsidiaries need not comply with a Requirement of Law then being contested by any of

          5.5  Inspection Rights
               -----------------
hours and as often as reasonably requested (but not so as to materially interfere with the business of Borrower or any of its Subsidiaries) permit the Administrative Agent or any Bank, or any authorized records and books of account of, and to visit and inspect the Properties of, Borrower and its Subsidiaries and to discuss the affairs, finances and accounts of Borrower and its Subsidiaries with any of their officers, managers, key employees or accountants and, upon request, furnish promptly to the Administrative Agent or any Bank true copies of all financial information made available to the board of directors or audit committee of the board of directors of Borrower.

          5.6  Keeping of Records and Books of Account. Keep adequate records
               ---------------------------------------
and books of account reflecting all financial transactions in conformity with Generally Accepted Accounting Principles, consistently applied, and in material conformity with all applicable requirements of any Governmental Agency having regulatory jurisdiction over Borrower or any of its Subsidiaries.

          5.7  Use of Proceeds. Use the proceeds of Loans (a) on the Closing
               ---------------
Date, to pay a portion of the consideration payable to the former shareholders of Mirage pursuant to the Mirage Merger Agreement, and to refinance the obligations under the Mirage Loan Agreement, (b) to finance expenses associated with the transactions contemplated herein and associated with the transactions contemplated by the Mirage Merger Agreement, (c) to finance design, development and construction expenses associated with Capital Expenditures, Acquisitions and Investments permitted under Article 6 hereof, and (d) for other general corporate purposes including the Acquisitions and Investments described herein.

          5.8  New Restricted Subsidiaries. Cause any Person which hereafter
               ---------------------------
becomes a Restricted Subsidiary of Borrower to promptly (and in the case of Mirage and its Subsidiaries, immediately following their acquisition pursuant to the Mirage Merger Agreement on the Closing Date) execute and deliver to the Administrative Agent a Guaranty (and, if a Collateral Event has occurred (and no Collateral Release has subsequently occurred), security documents encumbering its Property to the extent required by Sections 2.12 and 6.7).

          5.9  Hazardous Materials Laws. Keep and maintain all Real Property
               ------------------------
and each portion thereof in compliance in all material respects with all applicable Hazardous Materials Laws and promptly notify the Administrative Agent in writing (attaching a copy of any pertinent written material) of (a) any and all material enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened in writing by a Governmental Agency pursuant to any applicable Hazardous Materials Laws, (b) any and all material claims made or threatened in writing by any Person against Borrower or its Restricted Subsidiaries relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials and (c) discovery by any Senior Officer of Borrower or any Co-Borrower of any material occurrence or condition on Property adjoining or in the vicinity of such Real Property that could reasonably be expected to cause such Real Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such Real Property under any applicable Hazardous Materials Laws.

                              NEGATIVE COVENANTS
                              ------------------

          So long as any Advance remains unpaid or any other Obligation remains unpaid, or any

Restricted Subsidiaries to, and each Co-Borrower shall not unless the Administrative Agent (with the written approval of the Requisite Banks or, if required by Section 11.2, of all of the Banks) otherwise

          6.1  Payment of Subordinated Obligations including sinking fund other
               ---------------------------------------------              -----
than scheduled interest payments) with respect to any Subordinated Obligation,
----
or purchase or redeem (or offer to purchase or redeem) any Subordinated Obligation, or deposit any monies, securities or other Property with any trustee or other Person to provide assurance that the principal or any portion thereof of any Subordinated Obligation will be paid when due or otherwise to provide for the defeasance of any Subordinated Obligation provided that:
                                              -------- ----

          (a) Borrower may make payments of scheduled interest on any Subordinated Obligation in accordance with the subordination terms thereof; and

          (b) Borrower may redeem Subordinated Obligations held by Persons which are subject to a Disqualification, provided that (i) no Default or
                                              -------- ----
     Event of Default then exists or would result therefrom, and (ii) after giving effect to such redemption, Borrower is in pro forma compliance with the covenants set forth in Sections 6.8 and 6.9.

          6.2  Disposition of Property. Make any Disposition of any Principal
               -----------------------
Resort Casino Properties, provided that leases and subleases of portions of a
                          --------
Principal Resort Casino Property in the ordinary course of business and not involving their gaming or lodging operations shall not be considered a Disposition thereof.

          6.3  Mergers. Merge or consolidate with or into any Person, except (a)
               -------                                                ------
the merger of Mirage and MGMGMR Acquisition, Inc. contemplated by the Mirage Merger Agreement and other mergers and consolidations of a Restricted Subsidiary of Borrower into Borrower or another Restricted Subsidiary of Borrower, (b) mergers and consolidations with a Person to effect a mere change in the State or form of organization of Borrower, (c) mergers with any Person which if acquired by Borrower or its other Restricted Subsidiaries pursuant to Investments permitted hereby, would be Restricted Subsidiaries, provided that the financial
                                                    --------
condition of Borrower and its Subsidiaries are not adversely affected thereby and Borrower and its Subsidiaries execute such amendments to the Loan Documents as may be requested by the Administrative Agent to reflect such change, and (d) mergers entered into in compliance with Section 6.3 with persons engaged primarily in the same or a similar line of business as one or more lines of business engaged in by Borrower and its Subsidiaries, provided that giving pro
                                                      -------- ----
forma effect to such mergers as of the last day of the then most recently ended Fiscal Quarter, Borrower is in compliance with Sections 6.8 and 6.9.

          6.4  Hostile Acquisitions
               --------------------
connection with the acquisition of part or all of a voting interest of five percent or more in any corporation or other business entity if such acquisition is opposed by the board of

          6.5  ERISA
               -----
"prohibited transaction" (as defined in Section 4975 of the Code), (ii) fail to comply with ERISA or any other applicable Laws, (iii) incur any material "accumulated funding deficiency" (as defined in could reasonably be expected to result in a Material Adverse Effect, or (b) withdraw, completely or partially, from any Multiemployer Plan if to do so could reasonably be expected to result in a Material

          6.6  Change in Nature of Business
               ----------------------------
business of Borrower and its Subsidiaries, taken as a whole.

          6.7 __________. Create, incur, assume or suffer to exist any Lien or Negative Pledge of any nature upon or with respect to any of its Properties, or engage in any sale and except:

                    Permitted Encumbrances;

               (b)

               (c) Liens and Negative Pledges existing on the date hereof and disclosed in provided that the obligations
                            --------

               (d) Liens on Property acquired by Borrower or any of its Restricted not created in contemplation of such acquisition;

               (e) Obligations in an aggregate principal amount not to exceed $100,000,000 (including any refinancings thereof)

               (f) any Lien or Negative Pledge created by an agreement or instrument business which consists of a restriction on the assignability, transfer or hypothecation of such agreement or instrument; and

                    If a Collateral Event occurs (and no Collateral Release has
     subsequently occurred), equal, ratable and passu     the MGM Senior Notes,
                                                -----
     the Obligations and the Indebtedness under the Other Loan Agreements, plus interest, fees, premium, indemnities, expenses and other amounts which are not principal relating or payable with respect to such principal amount, on collateral which is not, as of any date of determination, more extensive than the collateral encumbered by the Loan Documents, and Negative Pledges which are not more extensive than the Negative Pledge contained in this Section relating to the MGM Senior Notes, and which in any event allow the Liens in favor of the Administrative Agent and the other Creditors contemplated herein;

               (h) If a Collateral Event occurs (and no Collateral Release has subsequently occurred), Liens securing the Mirage Senior Notes, plus interest, fees, premium, indemnities, expenses and other amounts which are not principal relating or payable with respect to such principal amount, (in each case on an equal, ratable and pari passu basis with the MGM Senior
                                            ---- -----
     Notes, the Obligations and the Indebtedness under the Other Loan Agreements) on collateral which is not in any event and as of any date of determination, more extensive than the collateral encumbered by the Loan Documents, and Negative Pledges which are not more extensive than the Negative Pledge contained in this Section relating to the Mirage Senior Notes, and which in any event allow the Liens in favor of the Administrative Agent and the other Creditors contemplated herein;

provided that this Section shall not be effective to prohibit the Liens or
--------
Negative Pledges with respect to securities issued by any gaming licensee to the extent that appropriate approvals of this covenant have not been obtained under applicable Gaming Laws.

          6.8  Leverage Ratio.  Permit the Leverage Ratio, as of any Fiscal
               --------------
Quarter described below to be greater than the ratio set forth below opposite that Fiscal Quarter (it being understood that this covenant will not apply to the Fiscal Quarter ending June 30, 2000):

          Fiscal Quarters Ending                  Maximum Ratio
          ----------------------                  -------------

          September 30, 2000 through
          September 30, 2001                      5.25:1.00

          December 31, 2001 through
          September 30, 2002                      4.75:1.00

          December 31, 2002 and thereafter        4.50:1.00.

          6.9  Interest Charge Coverage Ratio. Permit the Interest Charge
               ------------------------------
Coverage Ratio as of the last day of any Fiscal Quarter described below, to be less than the ratio set forth opposite that Fiscal Quarter (it being understood that this covenant will not apply to the Fiscal Quarter ending June 30, 2000):

          Fiscal Quarters Ending                  Minimum Ratio
          ----------------------                  -------------

          September 30, 2000                      2.25:1.00

          December 31, 2000 through
                                                  2.50:1.00

          December 31, 2001 through
                                                  2.75:1.00

          December 31, 2002 and thereafter

                                   Article 7

                   ____________________________________

          7.1  Financial and Business Information any other Obligation remains
               ----------------------------------
unpaid, or any portion of the Commitment remains in force, Borrower and each Co-Borrower shall, unless the Administrative Agent (with the written approval of the Requisite Administrative Agent for distribution by it to the Banks, a sufficient number of copies for all of the Banks of the following:

               As soon as practicable, and in any event within 60 days after the end of each Fiscal Quarter (__ than consolidated and consolidating balance
                                    ----
     sheet of Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the consolidated and consolidating statement of operations for such such Fiscal Quarter, all in reasonable detail. Such financial statements shall be certified by a Senior Officer of Borrower as fairly presenting the financial condition, results of operations and Principles (other than
                                                                ----- ----
     footnote disclosures), consistently applied, as at such date and for such

               (b) As soon as practicable, and in any event within 45 days after the end

     Leverage Ratio as of the last day of such Fiscal Quarter, and providing reasonable detail as to the calculation thereof, which calculations shall be based on the preliminary unaudited financial event of any material variance in the actual calculation of the Leverage Ratio from such preliminary calculation, a revised Pricing Certificate setting forth the actual calculation thereof;

               As soon as practicable, and in any event within 105 days after the end of each Fiscal Year, (i) the consolidated and consolidating balance sheet of Borrower and its of operations, shareholders' equity and cash flows, in each case of Borrower and its Subsidiaries for such Fiscal Year, in each case as at the end of and for the Fiscal Year, all in

     Accepted Accounting Principles, consistently applied, and such consolidated balance sheet and consolidated statements shall be accompanied by a report of one of the six largest public recognized standing selected by Borrower and reasonably satisfactory to the Requisite Banks, which report shall be prepared in accordance with generally accepted auditing standards as at audit nor to any other qualification or exception determined by the Requisite Banks in their good faith business judgment to be adverse to the interests of the Banks. Such accountants'
generally accepted auditing standards necessary for the certification of such financial statements and such report, such accountants have obtained no knowledge of any Default or, if, in the opinion of such accountants, any such Default shall exist, stating the nature and status of such Default, and stating that such accountants have reviewed Borrower's financial calculations as at the end of such Fiscal Year (which shall accompany such certificate) under Sections
6.8 and 6.9, have read such Sections (including the definitions of all defined terms used therein) and that nothing has come to the attention of such accountants in the course of such examination that would cause them to believe that the same were not calculated by Borrower in the manner prescribed by this Agreement;

          (d) As soon as practicable, and in any event within 45 days after the commencement of each Fiscal Year, a budget and projection by Fiscal Quarter for that Fiscal Year and by Fiscal Year for the next two succeeding Fiscal Years, including for the first such Fiscal Year, projected consolidated balance sheets,
---------
statements of operations and statements of cash flow and, for the second and third such Fiscal Years, projected consolidated condensed balance sheets and statements of operations and cash flows, of Borrower and its Subsidiaries, all in reasonable detail;

          (e) Promptly after request by the Administrative Agent or any Bank, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of Borrower by independent accountants in connection with the accounts or books of Borrower or any of its Subsidiaries, or any audit of any of them;

          (f) Promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Borrower, and copies of all annual, regular, periodic and special reports and registration statements which Borrower may file or be required to file with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and not otherwise required to be delivered to the Banks pursuant to other provisions of this Section;

          (g) Promptly after request by the Administrative Agent or any Bank, copies of the Nevada "Regulation 6.090 Report" and "6-A Report";

          (h) Promptly after request by the Administrative Agent or any Bank, copies of any other report or other document that was filed by Borrower or any of its Subsidiaries with any Governmental Agency (other than any report
                                                  ----- ----
regarding Tracinda Corporation or individuals associated with Tracinda Corporation, Borrower and its Subsidiaries and their confidential business or financial information);

          (i) As soon as practicable, and in any event within ten Banking Days after a Senior Officer of Borrower or any Co-Borrower becomes aware of the occurrence of any (i) "reportable event" (as such term is defined in Section 4043 of ERISA) or (ii) "prohibited transaction" (as such term is defined in
Section 406 of ERISA or Section 4975 of the Code) in the nature thereof, and, no more than five Banking Days after such telephonic notice, written notice again specifying the nature thereof and specifying what action Borrower or any of its taken by the Internal Revenue Service with respect thereto;

          (j) after a Senior Officer of Borrower or any Co-Borrower becomes aware of the existence of any condition or event which constitutes a Default or Event of Default, telephonic notice specifying telephonic notice, written notice again specifying the nature and period of existence thereof and specifying what action Borrower or its Subsidiaries are taking or propose to take with respect

          (k) Promptly upon a Senior Officer of Borrower or any Co-Borrower against Borrower or any of its Subsidiaries that is $5,000,000 or more in excess of the amount thereof that is fully covered by insurance, (ii) any creditor or lessor under a written credit agree-

Subsidiaries, (iii) any Person has commenced a legal proceeding with respect to a claim against Borrower or any of its Subsidiaries under a contract that is not a credit agreement or material

Material Adverse Effect, (iv) any labor union has notified Borrower of its intent to strike Borrower or any of its Subsidiaries on a date certain and such strike would involve more than to consider or act upon a License Revocation or a fine or penalty of $1,000,000 or more with respect to Borrower or any of its Subsidiaries, a written notice describing the pertinent facts respect thereto;

          (l) following month, an operating revenue report for the preceding calendar month with respect to each operating casino property of Borrower and its Subsidiaries (including the Australia acceptable to the Administrative Agent, together with a written narrative statement discussing any significant trends reflected therein signed by a Senior Officer of Borrower;

          Promptly following any Senior Officer of Borrower or any Co-Borrower becoming aware of any change in the credit ratings assigned by Moody's or S&P to notice of such change and, if the same will result in a revision to the Debt Rating, a revised Pricing Certificate setting forth the revised Debt Rating; and

                 (n) Such other data and information as from time to time may be reasonably requested by the Administrative Agent, any Bank (through the Administrative Agent) or the Requisite Banks.

          7.2  Compliance Certificates. So long as any Advance remains unpaid
               -----------------------
or any other Obligation remains unpaid or unperformed, or any portion of the Commitment remains outstanding, Borrower and the Co-Borrowers shall, at their sole expense, deliver to the Administrative Agent for distribution by it to the Banks concurrently with the financial statements required pursuant to Sections 7.1(a) and 7.1(c) (other than as to the Fiscal Quarter ending June 30, 2000), Compliance Certificates signed by a Senior Officer of Borrower and each Co-Borrower.

                                   Article 8

                              _________________

          8.1  Initial Advances on the Closing Date initial Advance to be made
               ------------------------------------
by it on the Closing Date, is subject to the following conditions precedent, each of which shall be satisfied prior to the making of the initial Advances (unless all of the Banks, in

               (a) The Administrative Agent shall have received all of the following, each

     Official of each party thereto, each dated as of the Closing Date and each in form and substance satisfactory to the Administrative Agent and its legal counsel (unless otherwise specified or, in directs):

               (1) arrangements satisfactory to the Administrative Agent for additional executed counterparts, sufficient in number for distribution to the Banks, Borrower, Atlantic

               (2) Notes executed by Borrower, Atlantic City and Detroit in favor of each $1,000,000,000;

               (3)

               (4) with respect to Borrower, Atlantic City, Detroit and each Guarantor the Administrative Agent may require to establish the due organization, valid existence and good standing of Borrower, Atlantic City, Detroit, and each of the Guarantors, its business or required to be so qualified, its authority to execute, deliver and perform any Loan Documents to which it is a Party, the identity, authority and capacity of each including (if applicable)
                                                   ---------

          bylaws or operating agreements and amendments thereto, certificates of good standing and/or qualification to engage in business, tax clearance certificates, certificates of

          Responsible Officials, and the like;

               (5)

               (6) the Guaranty executed by each Guarantor which is a Restricted contemplated by the Mirage Merger Agreement;

          (7) a certificate of insurance issued by Borrower's insurance carrier or agent;

          (8)  the Opinions;

          (9)  a Request for Loan in compliance with Article 2;

          (10) a completed Pricing Certificate;

          (11) the letter agreement described in Sections 3.3 and 3.6;

          (12) such assurances as the Administrative Agent deems appropriate that the relevant Gaming Boards have approved the transactions contemplated by the Loan Documents to the extent that such approval is required by applicable Gaming Laws;

          (13) a Certificate signed by a Senior Officer and attaching thereto the Detroit Operating Agreement and the Mirage Merger Agreement;

          (14) a Certificate signed by a Senior Officer of Borrower and Atlantic City certifying that the conditions specified in Section 8.1(b), (c), (f) and (g) have been satisfied; and

          (15) such other assurances, certificates, documents, consents or opinions as the Administrative Agent reasonably may require.

          (b) The board of directors of Mirage (as heretofore constituted), shall have approved the election of new directors of Mirage nominated by Borrower and shall have approved the transactions contemplated by Mirage Merger Agreement (in a manner which results in such transactions not constituting a "Change in Control" under the Indentures governing the Mirage Senior Notes) and the acquisition of Mirage and its Merger with MGMGMR Acquisition, Inc. contemplated by the Mirage Merger Agreement shall be in a position to substantially concurrently close in accordance with the Mirage Merger Agreement and all applicable Laws, and Borrower and its Subsidiaries shall be in a position to concurrently repay all of the outstanding obligations under the Mirage Loan Agreement.

          (c) Mirage and its Subsidiaries shall be in a position to enter into joinders to the Guaranty immediately following the consummation of the Mirage Merger Agreement in accordance with Section 5.8 (acting through the replacement boards of directors and officers contemplated by the Mirage Merger Agreement)

          (d) The trustees for the holders of the MGM Senior Notes shall have agreed to concurrently release all Liens in the assets of Borrower and its Subsidiaries securing the MGM Senior Notes (or securing any guarantee thereof) under the now existing terms of the related Indentures, without any amendment or consent from the holders thereof, and without any repayment of the MGM Senior Notes, pursuant to arrangements acceptable to the Administrative Agent and its counsel.

               (e) The fees payable on the Closing Date pursuant to Article 3 shall have been paid.

               (f) The reasonable costs and expenses of the Administrative Agent in connection with the preparation of the Loan Documents payable pursuant to Section 11.3, and invoiced to Borrower prior to the Closing Date, shall have been paid.

               (g) The representations and warranties of Borrower and the Co-Borrowers contained in Article 4 shall be true and correct.

               (h) Borrower, each Co-Borrower and any other Parties shall be in compliance with all the terms and provisions of the Loan Documents, and giving effect to the initial Advance, no Default or Event of Default shall have occurred and be continuing.

               (i) The Other Loan Agreements shall have been executed by all parties thereto, Borrower and the Co-Borrowers shall be in compliance with the terms thereof, and all conditions precedent to the making of loans thereunder shall be concurrently satisfied.

               (j) All legal matters relating to the Loan Documents shall be satisfactory to Sheppard, Mullin, Richter & Hampton LLP, special counsel to the Administrative Agent.

               (k) The Closing Date shall have occurred by the last day upon which the acquisition of Mirage may occur under the Mirage Merger Agreement, but in any event by March 31, 2001.

               (l) The credit facilities hereunder and the MGM Senior Notes shall have received a rating of BBB- (or higher) from S&P and Baa3 (or higher) from Moody's, in each case on an unsecured basis and such ratings shall be in effect on the Closing Date.

          8.2  Any Increasing Advance.  The obligation of each Bank to make any
               ----------------------
Advance which would result in an increase to the aggregate principal amount of the Outstanding Obligations is subject to the following conditions precedent (unless the Requisite Banks, in their sole and absolute discretion, shall agree otherwise):

               (a)  except (i) for representations and warranties which
                    ------
     expressly speak as of a particular date or are no longer true and correct as a result of a change which is permitted by this Agreement or (ii) as disclosed by Borrower and the Co-Borrowers and approved in writing by the Requisite Banks, the representations and warranties contained in Article 4 (other than Sections 4.4(a), 4.6, 4.10, 4.17 and 4.18 (but only if Borrower
      ----- ----
     and its Restricted Subsidiaries are diligently engaged in measures that will result in compliance with all Hazardous Materials Laws)) shall be true and correct on and as of the date of the Advance as though made on that date.

               (b) other than matters described in Schedule 4.10 or not required as of the Closing Date to be therein described, there shall not be then pending or threatened any action, suit, proceeding or investigation against or affecting Borrower or any of its Restricted

     Subsidiaries or any Property of any of them before any Governmental Agency that constitutes a Material Adverse Effect;

               (c) the Administrative Agent shall have timely received a Request for Loan in compliance with Article 2 (or telephonic or other request for Loan referred to in the second sentence of Section 2.1(b), if applicable); and

               (d) the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, such other assurances, certificates, documents or consents related to the foregoing as the Administrative Agent or Requisite Banks reasonably may require.

                                   Article 9
             EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT
             ----------------------------------------------------

             Events of Default. The existence or occurrence of any one or more
             -----------------
             of the

an Event of Default so long as such event is continuous and has not been waived in accordance with Section 11.2:

               Borrower or the Co-Borrowers fail to pay any principal on any of the Notes, or any portion thereof, on the date when due; or

               Borrower or the Co-Borrowers fail to pay any interest on any of the Notes, or any fees under Sections 3.4 or 3.6, or any portion thereof, within five Banking Days

     Loan Document, or any portion thereof, within five Banking Days after demand therefor; or

               (c) covenants contained in Article 6, other than the covenants
                                                     ----- ----
     contained in Sections 6.5 or 6.6; or

               Borrower or the Co-Borrowers fail to comply with Section 7.1(j) in any respect that is materially adverse to the interests of the Banks; or

               Borrower, any of its Restricted Subsidiaries or any other Party fails to perform or observe any other covenant or agreement (not specified in clause (a), (b), (c), or (d)

     (i) ten Banking Days after the giving of notice by the Administrative Agent on behalf of the Requisite Banks of such Default or (ii) if the nature of the covenant or agreement is such that

     Borrower and the Co-Borrowers diligently pursue in good faith the cure or correction of such violation continuously during such period; or

               Any representation or warranty of Borrower or any of its Restricted Subsidiaries or any other Party made in any Loan Document, or in any certificate or other

     Document, proves to have been incorrect when made or reaffirmed in any respect that is materially adverse to the interests of the Banks; or

               Borrower or any of its Subsidiaries (i) fails to pay the principal, or any principal installment, of any present or future Indebtedness of $100,000,000 or more, or any when due (or within any stated grace period), whether at the stated maturity, upon acceleration, by reason of required prepayment or otherwise or (ii) fails to perform or observe any other default to occur, in connection with any present or future Indebtedness of $100,000,000 or more, or of any guaranty of present or future Indebtedness of $100,000,000 or more, if as a result of such failure or sufferance any holder or holders thereof (or an agent or trustee on its or their behalf) has the right to declare such Indebtedness due before the date on which it otherwise would become due or the right to require Borrower or any of its Subsidiaries to redeem or purchase, or offer to redeem or purchase, all or any portion of such Indebtedness; or

          (h) Any event occurs which gives the holder or holders of any Subordinated Obligation (or an agent or trustee on its or their behalf) the right to declare such Subordinated Obligation due before the date on which it otherwise would become due, or the right to require the issuer thereof to redeem or purchase, or offer to redeem or purchase, all or any portion of any Subordinated Obligation; or

          (i) Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement or action (or omission to act)
                        ----- ----
     of the Administrative Agent or any of the Banks or satisfaction in full of all the Obligations ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect which, in any such event in the reasonable opinion of the Requisite Banks, is materially adverse to the interests of the Banks; or any Party thereto denies in writing that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind same; or

          (j) A final judgment against Borrower or any of its Subsidiaries is entered for the payment of money in excess of $25,000,000 and, absent procurement of a stay of execution, such judgment remains unsatisfied for thirty calendar days after the date of entry of judgment, or in any event later than five days prior to the date of any proposed sale thereunder; or any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the Property of any such Person and is not released, vacated or fully bonded within thirty calendar days after its issue or levy; or

          (k) Borrower or any of its Subsidiaries institutes or consents to the institution of any proceeding under a Debtor Relief Law relating to it or to all or any material part of its Property, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for ninety calendar days; or any proceeding under a Debtor Relief Law relating to any such Person or to all or any part of its Property is instituted without the consent of that Person and continues undismissed or unstayed for ninety calendar days; or

          (l) The occurrence of an Event of Default (as such term is or may hereafter be specifically defined in any other Loan Document) under any other Loan Document; or

              (m) A final unstayed judgment is entered by a court of competent jurisdiction that any Subordinated Obligation is not subordinated in accordance with its terms to the Obligations; or

              (n) Any Pension Plan maintained by Borrower or any of its Restricted Subsidiaries is determined to have a material "accumulated funding deficiency" as that term is defined in Section 302 of ERISA and the result is a Material Adverse Effect or Borrower or any its ERISA Affiliates incurs any withdrawal liability in respect of any Multiemployer Plan which is in an amount in excess of $50,000,000 which withdrawal liability is not paid or ot herwise satisfied within thirty days; or

              (o) The occurrence of a License Revocation that continues for seven consecutive calendar days with respect to gaming operations at any gaming facility accounting for ten percent or more of the consolidated total assets or consolidated gross revenues of Borrower and its Subsidiaries.

       9.2  Remedies Upon Event of Default. Without limiting any other rights
            ------------------------------
or remedies of the Creditors provided for elsewhere in this Agreement, or the other Loan Documents, or by applicable Law, or in equity, or otherwise:

       (a) Upon the occurrence, and during the continuance, of any Event of Default other than an Event of Default described in Section 9.1(k):
        ----- ----
              (1) the Commitment to make Advances and all other obligations of the Creditors and all rights of Borrower, the Co-Borrowers and any other Parties under the Loan Documents shall be suspended without notice to or demand upon Borrower or any Co-Borrower, which are expressly waived by
        Borrower and the Co-Borrowers, except that all of the Banks or the
                                       ------
        Requisite Banks (as the case may be, in accordance with Section 11.2)
        may waive an Event of Default or, without waiving, determine, upon terms and conditions satisfactory to the Banks or Requisite Banks, as the case may be, to reinstate the Commitment and such other obligations and rights and make further Advances, which waiver or determination shall apply equally to, and shall be binding upon, all the Banks;

              (2)  [Reserved]; and

              (3) the Requisite Banks may request the Administrative Agent to, and the Administrative Agent thereupon shall, terminate the Commitment and/or declare all or any part of the unpaid principal of all Notes, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower and each Co-Borrower.

          (b) Upon the occurrence, and during the continuance, of any Event of Default described in Section 9.1(k):

          (1) the Commitment to make Advances and all other obligations of the Creditors and all rights of Borrower, the Co-Borrowers and any other Parties under the Loan Documents shall terminate without notice to or demand upon Borrower or any Co-Borrower, which are expressly waived by Borrower and the Co-Borrowers, except that all of the Banks may waive the
                                    ------
     Event of Default or, without waiving, determine, upon terms and conditions satisfactory to all the Banks, to reinstate the Commitment and such other obligations and rights and make further Advances, which determination shall apply equally to, and shall be binding upon, all the Banks;

          (2)  [Reserved]; and

          (3) the unpaid principal of all Notes, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower and the Co-Borrowers.

          (c) Upon the occurrence, and during the continuance, of any Event of Default, the Creditors, or any of them, without notice to (except as expressly
                                                           ------
provided for in any Loan Document) or demand upon Borrower or any Co-Borrower, which are expressly waived by Borrower and the Co-Borrowers (except as to
                                                             ------
notices expressly provided for in any Loan Document), may proceed (but only with the consent of the Requisite Banks) to protect, exercise and enforce their rights and remedies under the Loan Documents against Borrower, the Co-Borrowers and any other Party and such other rights and remedies as are provided by Law or equity.

          (d) The order and manner in which the Creditors' rights and remedies are to be exercised shall be determined by the Requisite Banks in their sole discretion, and all payments received by the Creditors, or any of them, shall be applied first to the costs and expenses (including reasonable attorneys' fees and disbursements and the reasonably allocated costs of attorneys employed by any of the Creditors) of the Creditors, and thereafter paid pro rata to the Banks in the same proportions that the aggregate Obligations owed to each Bank under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the Banks, without priority or preference among the Banks. Regardless of how each Bank may treat payments for the purpose of its own accounting, for the purpose of computing the Obligations hereunder and under the Notes, payments shall be applied first, to the costs and expenses of the
                                 -----
Creditors, as set forth above, second, to the payment of accrued and unpaid
                               ------
interest due under any Loan Documents to and including the date of such application (ratably, and without duplication, according to the accrued and unpaid interest due under each of the Loan Documents), and third, to the payment
                                                           -----
of all other amounts (including principal and fees) then owing to the Creditors under the Loan Documents. Amounts due to a Bank under a Related Swap Agreement shall be considered a principal amount for purposes of the preceding sentence. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exer-

Law or in equity.

                                  Article 10
                           THE ADMINISTRATIVE AGENT
                           ------------------------

                Appointment and Authorization. Subject to Section 10.8, each
                -----------------------------
Bank hereby

and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof or are reasonably incidental, as determined by the Administrative Agent, thereto. This

Loans and does not constitute appointment of the Administrative Agent as trustee for any Bank or as representative of any Bank for any other purpose and, ____ as specifically set forth in the Loan Documents to the contrary, the Administrative Agent shall take such action and exercise such powers

          10.2  Administrative Agent and Affiliates
                -----------------------------------
Administrative Agent) has the same rights and powers under the Loan Documents as any other Bank and may exercise the same as though it were not the Administrative Agent, and the term "Bank" or

Administrative Agent) and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with Borrower, any Subsidiary thereof, or any Affiliate to account therefor to the Banks. Bank of America (and each successor Administrative Agent) need not account to any other Bank for any monies received by it for reimbursement of its costs and expenses as

The Administrative Agent shall not be deemed to hold a fiduciary or other special relationship with any Bank and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read

          10.3  Proportionate Interest in any Collateral
                ----------------------------------------
all the Banks, shall hold in accordance with the Loan Documents all items of any collateral or interests therein received or held by the Administrative Agent. Subject to the Administrative Agent's and the
                                                 including reasonable attorneys'
                                                 ---------

employed by the Administrative Agent or a Bank) and subject to the application of payments in accordance with Section 9.2(d), each Bank shall have an interest in the Banks' interest in the collateral

Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the Banks, without priority or preference among the Banks, ________ that Obligations owed to any Bank under a Related Swap Agreement shall be secured on an equal, ratable and ______ passu
                             -----
Obligations up to an amount equal to the Administrative Agent's then customary credit risk factor for Swap Agreements times the notional amount of Indebtedness covered by such Related Swap Agreement

          10.4  Banks' Credit Decisions
                -----------------------
reliance upon the Administrative Agent, any other Creditor or the directors, officers, agents, employees or attorneys thereof, and instead in reliance upon information supplied to it by or on behalf of Borrower and its Subsidiaries and upon such other information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement. Each Bank also agrees that it shall, independently and without reliance upon the Administrative Agent, any other Creditor or the directors, officers, agents, employees or attorneys thereof, continue to make its own independent credit analyses and decisions in acting or not acting under the Loan Documents.

          10.5  Action by Administrative Agent.
                ------------------------------

               (a) Absent actual knowledge of the Administrative Agent of the existence of a Default, the Administrative Agent may assume that no Default has occurred and is continuing, unless the Administrative Agent has received notice from Borrower and the Co-Borrowers stating the nature of the Default or has received notice from a Bank stating the nature of the Default and that such Bank considers the Default to have occurred and to be continuing.

               (b) The Administrative Agent has only those obligations under the Loan Documents as are expressly set forth therein.

               (c)  Except for any obligation expressly set forth in the Loan
                    ------
     Documents and as long as the Administrative Agent may assume that no Event of Default has occurred and is continuing, the Administrative Agent may, but shall not be required to, exercise its discretion to act or not act, except that the Administrative Agent shall be required to act or not act
     ------
     upon the instructions of the Requisite Banks (or of all the Banks, to the extent required by Section 11.2) and those instructions shall be binding upon the Administrative Agent and all the Banks, provided that the
                                                      --------
     Administrative Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to applicable Law or could result, in the judgment of the Administrative Agent, in a material risk of liability to the Administrative Agent.

               (d) If the Administrative Agent has received a notice specified in clause (a), the Administrative Agent shall immediately give notice thereof to the Banks and shall act or not act upon the instructions of the Requisite Banks (or of all the Banks, to the extent required by Section 11.2), provided that the Administrative Agent shall not be required to act
            --------
     or not act if to do so would be contrary to any Loan Document or to applicable Law or could result, in the judgment of the Administrative Agent, in a material risk of liability to the Administrative Agent, and except that if the Requisite Banks (or all the Banks, if required under
     ------
     Section 11.2) fail, for five Banking Days after the receipt of notice from the Administrative Agent, to instruct the Administrative Agent, then the Administrative Agent, in its sole discretion, may act or not act as it deems advisable for the protection of the interests of the Banks.

               (e) The Administrative Agent shall have no liability to any Bank for acting, or not acting, as instructed by the Requisite Banks (or all the Banks, if required under Section 11.2), notwithstanding any other provision hereof.

          10.6  Liability of Administrative Agent.  Neither the Administrative
                ---------------------------------
Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by them under or in connection with the Loan Documents, except for their own gross negligence or willful misconduct. Without
           ------
limitation on the foregoing, the Administrative Agent and its directors, officers, agents and employees:

               (a) May treat the payee of any Note as the holder thereof until the Administrative Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Administrative Agent, signed by the payee, and may treat each Bank as the owner of that Bank's interest in the Obligations for all purposes of this Agreement until the Administrative Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Administrative Agent, signed by that Bank;

               (b)  May consult with legal counsel (including in-house legal
                                                    ---------
     counsel), accountants (including in-house accountants) and other
                            ---------
     professionals or experts selected by it, or with legal counsel, accountants or other professionals or experts for Borrower and/or its Subsidiaries or the Banks, and shall not be liable for any action taken or not taken by it in good faith in accordance with any advice of such legal counsel, accountants or other professionals or experts;

               (c) Shall not be responsible to any Bank for any statement, warranty or representation made in any of the Loan Documents or in any notice, certificate, report, request or other statement (written or oral) given or made in connection with any of the Loan Documents;

               (d) Shall have no duty to ask or inquire as to the performance or observance by Borrower or its Subsidiaries of any of the terms, conditions or covenants of any of the Loan Documents or to inspect any collateral or the Property, books or records of Borrower or its Subsidiaries;

               (e) Will not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, effectiveness, sufficiency or value of any Loan Document, any other instrument or writing furnished pursuant thereto or in connection therewith, or any collateral;

               (f) Will not incur any liability by acting or not acting in reliance upon any Loan Document, notice, consent, certificate, statement, request or other instrument or writing believed in good faith by it to be genuine and signed or sent by the proper party or parties; and

               (g) Will not incur any liability for any arithmetical error in computing any amount paid or payable by the Borrower or any Subsidiary or Affiliate thereof or paid or payable to or received or receivable from any Bank under any Loan Document, including, principal, interest, commitment
                                   ---------
     fees, Advances and other amounts; provided that, promptly upon discovery of
                                       --------
     such an error in computation, the Administrative Agent, the Banks and (to the extent applicable) Borrower and/or its Subsidiaries or Affiliates shall make such adjustments as are necessary to correct such error and to restore the parties to the position that they would have occupied had the error not occurred.

          10.7  Indemnification.  Each Bank shall, ratably in accordance with
                ---------------
its Pro Rata Share (if the Commitment is then in effect) or in accordance with its proportion of the aggregate Indebtedness then evidenced by the Notes (if the Commitment has then been terminated), indemnify and hold the Administrative Agent and its directors, officers, agents, employees and attorneys harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, attorneys' fees and
                   ---------
disbursements and allocated costs of attorneys employed by the Administrative Agent) that may be imposed on, incurred by or asserted against it or them in such capacity in any way relating to or arising out of the Loan Documents (other than losses incurred by reason of the failure of Borrower and the Co-Borrowers to pay the Indebtedness represented by the Notes) or any action taken or not taken by it as Administrative Agent thereunder, except such as result from its
                                                ------
own gross negligence or willful misconduct. Without limitation on the foregoing, each Bank shall reimburse the Administrative Agent upon demand for that Bank's Pro Rata Share of any out-of-pocket cost or expense incurred by the Administrative Agent in connection with the negotiation, preparation, execution, delivery, amendment, waiver, restructuring, reorganization (including a
                                                            ---------
bankruptcy reorganization), enforcement or attempted enforcement of the Loan Documents, to the extent that Borrower, any Co-Borrower or any other Party is required by Section 11.3 to pay that cost or expense but fails to do so upon demand. Nothing in this Section shall entitle the Administrative Agent to recover any amount from the Banks if and to the extent that such amount has theretofore been recovered from Borrower, and Co-Borrower or any other Party. To the extent that the Administrative Agent is later reimbursed such cost or expense by Borrower, a Co-Borrower or any other Party, it shall return the amounts paid to it by the Banks in respect of such cost or expense.

          10.8  Successor Administrative Agent.  The Administrative Agent may,
                ------------------------------
and at the request of the Requisite Banks shall, resign as Administrative Agent upon thirty days' notice to the Banks and Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement, the Requisite Banks shall appoint from among the Banks a successor Administrative Agent for the Banks, which successor Administrative Agent shall be approved by Borrower (and such approval shall not be unreasonably withheld or delayed), provided that, to
                                                              --------
the extent required by applicable Gaming Laws, the incumbent Administrative Agent shall remain the collateral agent for the Creditors with respect to any collateral for which a lienholder must be qualified under such Gaming Laws until the new Administrative Agent can be so qualified (but the incumbent Administrative Agent shall be entitled to the indemnities and other protections provided to the Administrative Agent hereunder in such capacity). If no successor Administrative Agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Banks and the Borrower, a successor Administrative Agent from among the Banks. Upon the acceptance of its appointment as successor Administrative Agent hereunder, such successor Administrative Agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor Administrative Agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article 10, and Sections 11.3, 11.11 and 11.22, shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If (a) the Administrative Agent has not been paid its agency fees under Section 3.6 or has not been reim-

one year and (b) no successor Administrative Agent has accepted appointment as Administrative Agent by the date which is thirty days following a retiring Administrative Agent's notice of resignation, the shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Requisite Banks appoint a successor Administrative Agent as provided for above.

          Foreclosure on Collateral.  In the event of foreclosure or enforcement
          -------------------------
of the Lien created by any of the Loan Documents, title to any collateral encumbered thereby shall be taken and held by the Administrative Agent (or an Affiliate or designee thereof) pro rata for the benefit of the Banks in accordance with the Obligations outstanding to each of them and shall be administered in accordance with the standard form of collateral holding participation agreement used by the Administrative Agent in comparable syndicated credit facilities.

        10.10  Intercreditor Arrangements; Attornment Agreements.  Provided
               -------------------------------------------------
that no Default or Event of Default has then occurred, the Administrative Agent is hereby irrevocably authorized by the other Creditors to enter into (a) intercreditor arrangements acceptable to the Administrative Agent with creditors (or a trustee or other representative for such creditors) holding the Mirage Senior Notes, the MGM Senior Notes and the Other Loan Agreements to effectuate the provisions of Section 6.7 requiring any Liens of the Administrative Agent to be equal, ratable and pari passu with the creditors holding the Mirage Senior
                      ----------
Notes, the MGM Senior Notes and the Other Loan Agreements, provided that any such arrangements shall require the concurrent release of the Liens held by such creditors if a Collateral Release occurs, and (b) attornment, non-disturbance and estoppel agreements acceptable to the Administrative Agent with lessees of interests in leases of real property from Borrower and its Restricted Subsidiaries permitted hereby, provided in each case that not less than 5
                               --------
Business Days prior to entering into any such arrangement or agreement, the Administrative Agent shall circulate drafts thereof to the Banks, and the Requisite Banks shall not have objected to the form thereof.

          10.11  No Obligations of Borrower and the Co-Borrowers.  Nothing
                 -----------------------------------------------
contained in this Article 10 shall be deemed to impose upon Borrower or any Co-Borrower any obligation in respect of the due and punctual performance by the Administrative Agent of its obligations to the Banks under any provision of this Agreement, and Borrower and the Co-Borrowers shall have no liability to the Administrative Agent or any of the Banks in respect of any failure by the Administrative Agent or any Bank to perform any of its obligations to the Creditors under this Agreement. Without limiting the generality of the foregoing, where any provision of this Agreement relating to the payment of any amounts due and owing under the Loan Documents provides that such payments shall be made by Borrower or the Co-Borrower to the Administrative Agent for the account of the Banks, Borrower's and the Co-Borrowers' obligations to the Banks in respect of such payments shall be deemed to be satisfied upon the making of such payments to the Administrative Agent in the manner provided by this Agreement.

                                  Article 11
                                 MISCELLANEOUS

             Cumulative Remedies; No Waiver.  The rights, powers, privileges and
             ------------------------------
remedies exclusive of any right, power, privilege or remedy provided by Law or equity. No failure or delay on the part of the Administrative Agent or any Bank in exercising any right, power, privilege or remedy power, privilege or remedy preclude any other or further exercise of the same or any other right, power, privilege or remedy. The terms and conditions of Article 8 hereof are inserted for the sole benefit of the any Loan without prejudicing the Administrative Agent's or the Banks' rights to assert them in whole or in part in respect of any other Loan.

             Amendments; Consents.  Each amendment, modification, supplement,
             --------------------
extension, subject to the terms of all applicable Laws, including Gaming Laws. No amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement or any other Loan Co-Borrowers or any other Party therefrom, may in any event be effective unless in writing signed by the Administrative Agent with the approval of Requisite Banks (and, in the case of any amendment, Subsidiaries is a Party, signed by each such Party, and, in the case of any amendment, modification or supplement to Article 10, signed by the Administrative Agent), and then only in the specific instance and modification, supplement, termination, waiver or consent may be effective:

               (a)  prepayments or the rate of interest payable on, any Note, or
     (ii) to increase the amount of the Commitment or the Pro Rata Share of any Bank or (iii) to reduce the amount of any the Loan Documents or (iv) to waive an Event of Default consisting of the failure of Borrower or the Co-Borrowers to pay when due principal, interest or any facility or other fee;

                    To postpone any date fixed for any payment of principal of, prepayment of principal of or any installment of interest on, any Note or any installment of any

               (c)  [Reserved];

                    To release the Guaranty or any material portion of any collateral for the Obligations,______ that if no Default or Event of Default exists, the Administrative Agent may without the consent of any Bank (and shall at the request of Borrower), (i) release its Lien

     Lien in accordance with Section 6.7(e), (ii) release its Lien in any collateral as otherwise may be expressly provided for in any Loan Document,
     (iii) release its Lien in the equity securities of, and the Guaranty executed by, any Subsidiary which is the subject of a Disposition permitted under Section 6.2 or which has Property having a value of less than $500,000 as of the date of such release, (iv) subordinate its Lien with respect to any Property which is the subject of a Disposition permitted under Section 6.2, (v) release its Lien in any Property which is the subject of a Distribution not prohibited by this Agreement, and (vi) release all of the Liens under the Loan Documents in a Collateral Release under Section 2.12.

               (e)  To amend the provisions of the definitions of "Requisite
                                                                   ---------
     Banks" or "Maturity Date";
     -----      -------------

               (f)  To amend or waive Article 8, Section 6.4 or this Section; or

               (g) To amend any provision of this Agreement that expressly requires the consent or approval of all the Banks.

Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section shall apply equally to, and shall be binding upon, all of the Creditors.

          11.3  Costs, Expenses and Taxes.  Borrower and the Co-Borrowers shall
                -------------------------
pay within five Banking Days after demand, accompanied by an invoice therefor, the reasonable costs and expenses of the Administrative Agent and the Lead Arranger in connection with the negotiation, preparation, syndication, execution and delivery of the Loan Documents and any amendment thereto or waiver thereof. Borrower and the Co-Borrowers shall also pay on demand, accompanied by an invoice therefor, the reasonable costs and expenses of the Creditors in connection with the refinancing, restructuring, reorganization (including a
                                                                ---------
bankruptcy reorganization) and enforcement or attempted enforcement of the Loan Documents, and any matter related thereto. The foregoing costs and expenses shall include filing fees, recording fees, title insurance fees, appraisal fees, search fees, and other out-of-pocket expenses and the reasonable fees and out-of-pocket expenses of any legal counsel (including reasonably allocated costs of
                                         ---------
legal counsel employed by the Administrative Agent or any Bank), independent public accountants and other outside experts retained by the Administrative Agent or any Bank, whether or not such costs and expenses are incurred or suffered by the Administrative Agent or any Bank in connection with or during the course of any bankruptcy or insolvency proceedings of Borrower or any Subsidiary thereof. Such costs and expenses shall also include, in the case of any amendment or waiver of any Loan Document requested by Borrower or the Co-Borrowers, the administrative costs of the Administrative Agent reasonably attributable thereto. Borrower and the Co-Borrowers shall pay any and all documentary and other taxes, excluding (i) taxes imposed on or measured in whole
                             ---------
or in part by overall net income, gross income or gross receipts and franchise taxes imposed on any Bank by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or Eurodollar Lending Office or (B) any jurisdiction (or political subdivision thereof) in which it is "doing business", (ii) any withholding taxes or other taxes based on gross income imposed by the United States of America that are not attributable to any change in any Law or the interpretation or administration of any Law by any Governmental Agency and (iii) any withholding tax or other taxes based on gross income imposed by the United States of America for any required by Section 11.21, to the extent such forms are then required by applicable Laws, and all costs, expenses, fees and charges payable or determined to be payable in connection with the filing or delivered hereunder or thereunder, or in connection with any transaction pursuant hereto or thereto, and shall reimburse, hold harmless and indemnify on the terms set forth in 11.11 the Creditors from and paying or failure to pay any such tax, cost, expense, fee or charge or that any of them may suffer or incur by reason of the failure of any Party to perform any of its Obligations. Any amount payable to

Day following the date of demand for payment at the Default Rate.

          11.4 ________________. The obligations of the Banks hereunder are several and not joint or joint and several. Nothing contained in this Agreement or any other Loan Document to, make the Banks a partnership, an association, a joint venture or other entity, either among themselves or with the Borrower, the Co-Borrowers or any Affiliate of Borrower. Each Bank's

case of the initial Advance only is conditioned upon the performance by all other Banks of their obligations to make initial Advances. A default by any Bank will not increase the Pro Rata Share of defaulting Banks agree the obligations of any Bank in default, but is not obligated to do so. The Administrative Agent agrees that it will use its best efforts either to induce the other Banks to assume the Co-Borrowers, to replace such a Bank in default.

          11.5 __________________________. All representations and warranties contained herein or in any other Loan Document, or in any certificate or other writing delivered by or on hereunder and the execution and delivery of the Notes, and have been or will be relied upon by the Administrative Agent and each Bank, notwithstanding any investigation made by the Administrative

          11.6  Notices Except as otherwise expressly provided in the Loan
                ------- ------
Documents, all

other Loan Document must be in writing and must be mailed, telegraphed, telecopied, dispatched by commercial courier or delivered to the appropriate party at the address set forth on the signature pages other address as may be designated by it in a written notice sent to all other parties to such Loan Document in accordance with this Section. Borrower and the Co-Borrower expressly agree that the

Restricted Subsidiaries, including the Co-Borrowers, and that (despite the joint and several nature of the Obligations), it is expected that Borrower shall administer the Advances on behalf of itself and the Co-

hereunder shall be deemed to constitute the same notice to the Co-Borrowers, without the requirement that separate notices be provided to the Co-Borrowers. Except as otherwise expressly provided in any Loan Document, if any notice, request, demand, direction or other communication required or permitted by any Loan Document is given by mail it will be effective on the earlier of receipt or the fourth Banking Day after deposit in the United States mail with first class or airmail postage prepaid; if given by telegraph or cable, when delivered to the telegraph company with charges prepaid; if given by telecopier, when sent; if dispatched by commercial courier, on the scheduled delivery date; or if given by personal delivery, when delivered.

          11.7  Execution of Loan Documents.  Unless the Administrative Agent
                ---------------------------
otherwise specifies with respect to any Loan Document, (a) this Agreement and any other Loan Document may be executed in any number of counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or any other Loan Document, as the case may be, when taken together will be deemed to be but one and the same instrument and (b) execution of any such counterpart may be evidenced by a telecopier transmission of the signature of such party followed by prompt transmission of an original signature. The execution of this Agreement or any other Loan Document by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

     11.8  Binding Effect; Assignment.
           --------------------------

               (a) This Agreement and the other Loan Documents to which Borrower and the Co-Borrowers are a Party will be binding upon and inure to the exclusive benefit of Borrower, the Co-Borrowers, the Creditors, and their respective successors and assigns, except that Borrower and the Co-
                                        ------
     Borrowers may not assign their respective rights hereunder or thereunder or any interest herein or therein without the prior written consent of all the Banks. Each Bank represents that it is not acquiring its Notes with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (subject to any requirement that disposition of its Notes must be within the control of such Bank). Any Bank may at any time pledge its Notes or any other instrument evidencing its rights as a Bank under this Agreement to a Federal Reserve Bank, but no such pledge shall release that Bank from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Bank hereunder absent foreclosure of such pledge.

               (b) From time to time, each Bank may assign to one or more Eligible Assignees all or any portion of its Pro Rata Share, provided that
                                                                  --------
     (i) such Eligible Assignee, if not then a Bank or an Affiliate of the assigning Bank, shall be approved by each of the Administrative Agent and (if no Event of Default then exists) Borrower and the Co-Borrowers (none of which approvals shall be unreasonably withheld or delayed), (ii) such assignment shall be evidenced by an Assignment Agreement, a copy of which shall be furnished to the Administrative Agent as hereinbelow provided,
     (iii) except in the case of an assignment to an Affiliate of the assigning
           ------
     Bank, to another Bank or of the entire remaining Commitment of the assigning Bank, the assignment shall not assign a Pro Rata Share that is less than $5,000,000, (iv) the effective date of any such assignment shall be as specified in the Assignment Agreement, but not earlier than the date which is five Banking Days after the date the

     Administrative Agent has received the Assignment Agreement, (v) such assignment shall be of a constant and non-varying percentage of the Pro Rata Share of the assigning Bank, and (vi) the assignor Bank shall have paid a $3500 assignment fee to the Administrative Agent. Upon the effective date of such Assignment Agreement, the Eligible Assignee named therein shall be a Bank for all purposes of this Agreement, with the Pro Rata Share set forth therein and, to the extent of such Pro Rata Share, the assigning Bank shall be released from its further obligations under this Agreement. Borrower and the Co-Borrowers agree that they shall execute and deliver (against delivery by the assigning Bank to Borrower of its Note) to such assignee Bank, a Note evidencing that assignee Bank's Pro Rata Share, and to the assigning Bank, a Note evidencing the remaining balance Pro Rata Share retained by the assigning Bank.

               (c) By executing and delivering a Assignment Agreement, the Eligible Assignee thereunder acknowledges and agrees that: (i) other than the representation and warranty that it is the legal and beneficial owner of the Pro Rata Share being assigned thereby free and clear of any adverse claim, the assigning Bank has made no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of this Agreement or any other Loan Document; (ii) the assigning Bank has made no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or its Subsidiaries or the performance by Borrower and its Subsidiaries of the Obligations; (iii) it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment Agreement;
     (iv) it will, independently and without reliance upon the Administrative Agent or any Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) it appoints and authorizes the Administrative Agent to take such action and to exercise such powers under this Agreement as are delegated to the Administrative Agent by this Agreement; and (vi) it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

          (d) The Administrative Agent shall maintain at the Administrative Agent's Office a copy of each Assignment Agreement delivered to it and a register (the "Register") of the names and address of each of the Banks and the Pro Rata Share held by each Bank, giving effect to each Assignment Agreement. The Register shall be available during normal business hours for inspection by Borrower, the Co-Borrowers or any Bank upon reasonable prior notice to the Administrative Agent. Borrower, the Co-Borrowers and the Creditors shall deem and treat the Persons listed as Banks in the Register as the holders and owners of the Pro Rata Share listed therein for all purposes hereof, and no assignment or transfer of any such Pro Rata Share shall be effective, in each case unless and until a Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by the Administrative Agent and recorded in the Register as provided above. Prior to such recordation, all amounts owed with respect to the applicable Pro Rata Share shall be owed to the Bank listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Bank shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Pro Rata Share.

          (e) Each Bank may from time to time grant participations to one or more banks or other financial institutions (including another Bank) in a
                                                 ---------
     portion of its Pro Rata Share; provided, however, that (i) such Bank's
                                    --------  -------
     obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other financial institutions shall not be a Bank hereunder for any purpose except, if the participation agreement so provides, for the purposes of
     ------
     Sections 3.7, 3.8, 11.11 and 11.22 but only to the extent that the cost of such benefits to Borrower and the Co-Borrowers does not exceed the cost which Borrower and the Co-Borrowers would have incurred in respect of such Bank absent the participation, (iv) Borrower, the Co-Borrowers, the Administrative Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, (v) the participation interest shall be expressed as a percentage of the granting Bank's Pro Rata Share as it then exists and shall not restrict an increase in the Commitment, or in the granting Bank's Pro Rata Share, so long as the amount of the participation interest is not affected thereby, and (vi) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents other than those which (A) extend the Maturity Date or any other date upon which any payment of money is due to the Banks, (B) reduce the rate of interest on the Notes, any fee or any other monetary amount payable to the Banks, (C) reduce the amount of any installment of principal due under the Notes, (D) release the Guaranty, or
     (E) change the definition of "Requisite Banks."

          (f) Notwithstanding anything in this Section to the contrary, the rights of the Banks to make assignments of, and grant participations in, their Pro Rata Shares of the Commitment shall be subject to the approval of any Gaming Board, to the extent required by applicable Gaming Laws, and to compliance with applicable securities laws, if any.

          (g) Notwithstanding anything to the contrary contained herein, any Bank (a "Granting Bank") may grant to one or more SPC's established or maintained by that Granting Bank the option to provide all or any part of any Loan or Advance that such Granting Bank would otherwise be obligated to make pursuant to Sections 2.1, 2.2 or 2.3, provided that (i) nothing herein shall constitute a commitment to make any Loan by any SPC, (ii) if a SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Bank shall be obligated to make such Loan pursuant to the terms hereof, and (iii) the rights of any such SPC shall be derivative of the rights of the Granting Bank, and each SPC shall be subject to all of the restrictions upon the Granting Bank herein contained. Each SPC shall be conclusively presumed to have made arrangements with its Granting Bank for the exercise of voting and other rights hereunder in a manner which is acceptable to the SPC, and the Administrative Agent, the other Creditors, Borrower, the Co-Borrowers and each other Party shall be entitled to rely upon and deal solely with the Granting Bank with respect to Loans and Advances made by or through its SPC. The making of a Loan by a SPC hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such Loan were made by the Granting Bank. Each party hereto hereby agrees that no SPC shall be liable shall remain with the related Granting Bank). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation provided _____ the Granting Bank for each SPC hereby agrees to indemnify,
     --------
     save, and hold harmless each other party hereto for any loss, cost, damage and expense arising out of their inability to institute any such proceeding against its SPC. In addition, notwithstanding anything to the contrary contained in this Section 11.8, any SPC may (i) with notice to, but without the prior written consent of, the Borrower, the Co-Borrowers or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Bank or to any financial institutions providing liquidity and/or credit facilities to or for the account of such SPC to fund the Loans made by such SPC or to support the securities (if any) issued by such SPC to fund such Loans (but nothing contained herein shall be construed in derogation of the obligation of the Granting Bank to make Loans hereunder), provided that neither the
                                                    -------- ----
     consent of the SPC or of any such assignee shall be required for amendments or waivers of provisions of the Loan Documents except for those amendments or waivers for which the consent of participants is required under Section 11.8(e)(vi), and (ii) disclose on a confidential basis (in the same manner described in Section 11.14) any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPC.

          11.9  Right of Setoff.  If an Event of Default has occurred and is
                ---------------
continuing, the Administrative Agent or any Bank (but in each case only with the consent of the Requisite Banks) may exercise its rights under Article 9 of the Uniform Commercial Code and other applicable Laws and, to the extent permitted by applicable Laws, apply any funds in any deposit account maintained with it by Borrower, the Co-Borrowers and/or any of their Property in its possession against the Obligations.

          11.10  Sharing of Setoffs.  Each Bank severally agrees that if it,
                 ------------------
through the exercise of any right of setoff, banker's lien or counterclaim against Borrower, any Co-Borrower, or otherwise, receives payment of the Obligations held by it that is ratably more than any other Bank, through any means, receives in payment of the Obligations held by that Bank, then, subject to applicable Laws: (a) the Bank exercising the right of setoff, banker's lien or counterclaim or otherwise receiving such payment shall purchase, and shall be deemed to have simultaneously purchased, from the other Bank a participation in the Obligations held by the other Bank and shall pay to the other Bank a purchase price in an amount so that the share of the Obligations held by each Bank after the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment; and (b) such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all of the Banks share any payment obtained in respect of the Obligations ratably in accordance with each Bank's share of the Obligations immediately prior to, and without taking into account, the payment; ______ that, if all or any portion of a disproportionate payment obtained as a result of the exercise of the right of setoff, banker's lien, counterclaim or otherwise is through or succeeding to the rights of Borrower or a Co-Borrower, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the rower and each Co-Borrower expressly consents to the foregoing arrangements and agrees that any Bank holding a participation in an Obligation so purchased may exercise any and all rights of setoff,

owner of the Obligation purchased.

          11.11 ___________________________.  Borrower and each Co-Borrower jointly and severally agrees to indemnify, save and hold harmless the Administrative Agent tively the "Indemnitees
            -----------
(except
-------
"Taxes" in Section 3.12(d)) if the claim, demand, action or cause of action arises out of or relates to any act or omission (or alleged act or omission) of Borrower, its Subsidiaries or any of their officers,

Loan, or the relationship of Borrower, the Co-Borrowers and the Banks under this Agreement; (b) any administrative or investigative proceeding by any Governmental Agency arising out of or related to a
                                     a) above; and (c) any and all liabilities,
                                     -
    including reasonable attorneys' fees and the reasonably allocated costs of
    ---------

services) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action or cause of action; ______ that no Indemnitee shall be entitled to indemnification under this Section for any loss caused by its own gross negligence or willful misconduct or for any loss against any Indemnitee, such Indemnitee shall promptly notify Borrower and the Co-Borrowers, but the failure to so promptly notify Borrower and the Co-Borrowers shall not affect their obligations under this in the contest of such claim, demand, action or cause of action, as hereinafter provided. Such Indemnitee may (and shall, if requested by Borrower and the Co-Borrowers in writing) contest the

Borrower and the Co-Borrowers to participate in such contest. Any Indemnitee that proposes to settle or compromise any claim or proceeding for which Borrower or any Co-Borrower may be liable for of such proposed settlement or compromise reasonably in advance of settling or compromising such claim or proceeding and shall obtain Borrower's and each Co-Borrowers prior consent (which shall not covered by this Section against more than one Indemnitee, all such Indemnitees shall be represented by the same legal counsel (which may be a law firm engaged by the Indemnitees or attorneys employed by an Indemnitee or a combination of the foregoing) selected by the Indemnitees and reasonably acceptable to Borrower and the Co-Borrowers; provided, that if such
                                                        --------
legal counsel determines in good faith that representing all such Indemnitees would or could result in a conflict of interest under Laws or ethical principles applicable to such legal counsel or that a defense or counterclaim is available to an Indem-nitee that is not available to all such Indemnitees, then to the extent reasonably necessary to avoid such a conflict of interest or to permit unqualified assertion of such a defense or counterclaim, each Indemnitee shall be entitled to separate representation by legal counsel selected by that Indemnitee and reasonably acceptable to Borrower and the Co-Borrowers, with all such legal counsel using reasonable efforts to avoid unnecessary duplication of effort by counsel for all Indemnitees; and further provided that the
                                           ------- --------
Administrative Agent (as an Indemnitee) shall at all times be entitled to representation by separate legal counsel (which may be a law firm or attorneys employed by the Administrative Agent or a combination of the foregoing). Any obligation or liability of Borrower and the Co-Borrowers to any Indemnitee under this Section shall survive the expiration or termination of this Agreement, the repayment of all Loans and the payment and performance of all other Obligations owed to the Banks.

          11.12  Nonliability of the Banks.  Borrower and each Co-Borrower
                 -------------------------
acknowledges and agrees that:

                 (a) Any inspections of any Property of Borrower and its Subsidiaries made by or through the Creditors are for purposes of administration of the Loans only and Borrower and its Affiliates are not entitled to rely upon the same (whether or not such inspections are at the expense of Borrower or its Subsidiaries);

                 (b) By accepting or approving anything required to be observed, performed, fulfilled or given to the Creditors pursuant to the Loan Documents, neither the Administrative Agent nor the Banks shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by the Creditors;

                 (c) The relationship between Borrower and the Co-Borrowers and the Creditors is, and shall at all times remain, solely that of borrowers and lenders; neither the Administrative Agent nor the Banks shall under any circumstance be construed to be partners or joint venturers of Borrower or its Affiliates; neither the Administrative Agent nor the Banks shall under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary or other "special" relationship with Borrower or its Affiliates, or to owe any fiduciary duty to Borrower or its Affiliates; neither the Administrative Agent nor the Banks undertake or assume any responsibility or duty to Borrower or its Affiliates to select, review, inspect, supervise, pass judgment upon or inform Borrower or its Affiliates of any matter in connection with their Property or the operations of Borrower or its Affiliates; Borrower and its Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by the Creditors in connection with such matters is solely for the protection of the Creditors and neither Borrower, the Co-Borrowers nor any other Person is entitled to rely thereon; and

               (d)
     loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to Property caused by the actions, inaction or negligence of Borrower and/or its Affiliates and set forth in Section 11.11 from any such loss, damage, liability or claim.

          11.13 ______________________. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Borrower, the Co-Borrowers and the the Creditors, and the Creditors' successors and assigns.  Except as provided in
                                                           ------
Sections 11.8, 11.11, and 11.29 no other Person shall have any rights of any nature hereunder or by reason hereof.

          11.14  Confidentiality.  Each Bank agrees to hold any confidential
                 ---------------
information that it may receive from Borrower and the Co-Borrowers pursuant to this Agreement in confidence, except for disclosure: (a) to other Banks (or,
                              ------
subject to appropriate confidentiality restrictions, Affiliates of any Bank);
(b) to legal counsel and accountants for Borrower and the Co-Borrowers or any Bank; (c) to other professional advisors to Borrower and the Co-Borrowers or any Bank, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section; (d) to regulatory officials having jurisdiction over that Bank; (e) to any Gaming Board having regulatory jurisdiction over Borrower or its Subsidiaries, provided that each Bank agrees to use its best efforts to notify Borrower and the Co-Borrowers of any such disclosure unless prohibited by applicable Laws; (f) as required by Law or legal process or in connection with any legal proceeding to which that Bank and Borrower or any of its Subsidiaries are adverse parties; and (g) to another financial institution in connection with a disposition or proposed disposition to that financial institution of all or part of that Bank's interests hereunder or a participation interest in its Notes, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section. For purposes of the foregoing, "confidential information" shall mean any information respecting Borrower or its Subsidiaries reasonably considered by Borrower to be confidential, other than
                                                                   ----------
(i) information previously filed with any Governmental Agency and available to the public, (ii) information previously published in any public medium from a source other than, directly or indirectly, that Bank, and (iii) information previously disclosed by Borrower or its Subsidiaries to any Person not associated with Borrower without a confidentiality agreement or obligation substantially similar to this Section. Nothing in this Section shall be construed to create or give rise to any fiduciary duty on the part of the Creditors to Borrower or any other Party.

          11.15  Further Assurances.  Borrower and its Subsidiaries shall, at
                 ------------------
their expense and without expense to the Banks or the Administrative Agent, do, execute and deliver such further acts and documents as the Requisite Banks or the Administrative Agent from time to time reasonably require for the assuring and confirming unto the Banks or the Administrative Agent of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document.

          11.16  Integration.  This Agreement, the other Loan Documents, and the
                 -----------
letter agreements referred to in Sections 3.2, 3.3 and 3.6, comprise the complete and integrated agreements of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the sub-
ject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; provided that the inclusion of supplemental rights or
                          --------
remedies in favor of the Creditors in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

          11.17  Governing Law.  Except to the extent otherwise provided
                 -------------   ------
therein, each Loan Document shall be governed by, and construed and enforced in accordance with, the local Laws of Nevada.

          11.18  Severability of Provisions.  Any provision in any Loan Document
                 --------------------------
that is held to be inoperative, unenforceable or invalid as to any party or in any jurisdiction shall, as to that party or jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any other party or in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

          11.19  Headings.  Article and Section headings in this Agreement and
                 --------
the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

          11.20  Time of the Essence.  Time is of the essence of the Loan
                 -------------------
Documents.

          11.21  Foreign Banks and Participants.  Each Bank that is incorporated
                 ------------------------------
or otherwise organized under the Laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia shall deliver to Borrower (with a copy to the Administrative Agent), within twenty (20) days after the Closing Date (or after accepting an assignment or receiving a participation interest herein pursuant to Section 11.8, if applicable) two duly completed copies, signed by a Responsible Official, of either Form 1001 (relating to such Bank and entitling it to a complete exemption from withholding on all payments to be made to such Bank by Borrower and the Co-Borrowers pursuant to this Agreement) or Form 4224 (relating to all payments to be made to such Bank by Borrower and the Co-Borrowers pursuant to this Agreement) of the United States Internal Revenue Service or such other evidence (including, if
                                                               ---------
reasonably necessary, Form W-9), or any successor form(s), satisfactory to Borrower and the Co-Borrowers and the Administrative Agent that no withholding under the federal income tax laws is required with respect to such Bank. Thereafter and from time to time, each such Bank shall upon request by Borrower and the Co-Borrowers (a) promptly submit to Borrower and the Co-Borrowers (with a copy to the Administrative Agent), such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to Borrower, the Co-Borrowers and the Administrative Agent of any available exemption from, United States withholding taxes in respect of all payments to be made to such Bank by Borrower and the Co-Borrowers pursuant to this Agreement and (b) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Bank, and as may be reasonably necessary (including the re-designation of its Eurodollar Lending Office, if any) to avoid any requirement of applicable Laws that Borrower and the Co-Borrowers make any deduction or withholding for taxes from amounts payable to such Bank. In the event that Borrower, the Co-Borrowers or the Administrative Agent become aware that a participation has been granted pursuant to Section 11.8(e) to a financial institution that is incorporated or otherwise organized under the Laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia, then, upon request made by Borrower, the Co-Borrowers or the Administrative Agent to the Bank which granted such participation, such Bank shall cause such participant financial institution to deliver the same documents and information to Borrower, the Co-Borrowers and the Administrative Agent as would be required under this
Section if such financial institution were a Bank.

          11.22  Hazardous Material Indemnity.  Borrower and each Co-Borrower
                 ----------------------------
hereby agrees to indemnify, hold harmless and defend (by counsel reasonably satisfactory to the Administrative Agent) the Administrative Agent and each of the Banks (and any successor to a Bank) and their respective directors, officers, employees and agents from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including reasonable attorneys' fees and the reasonably allocated costs of
 ---------
attorneys employed by the Administrative Agent or any Bank, and expenses to the extent that the defense of any such action has not been assumed by Borrower and the Co-Borrowers), arising directly or indirectly out of (i) the presence on, in, under or about any Real Property of any Hazardous Materials, or any releases or discharges of any Hazardous Materials on, under or from any Real Property and
(ii) any activity carried on or undertaken on or off any Real Property by Borrower its Subsidiaries or any of their predecessors in title, whether prior to or during the term of this Agreement, and whether by Borrower, its Subsidiaries or any predecessor in title or any employees, agents, contractors or subcontractors of Borrower, its Subsidiaries or any predecessor in title, or any third persons at any time occupying or present on any Real Property (other
                                                                         -----
than a Bank or a representative of a Bank), in connection with the handling,
----
treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials at any time located or present on, in, under or about any Real Property; provided that, anything to the contrary herein
                   --------
notwithstanding (including Exhibit J), the liability of Detroit shall be limited to that portion of the Obligations which are used, directly or indirectly, to finance the design, development, construction or operation of the Detroit Project or which are actually borrowed or received by Detroit. The foregoing indemnity shall further apply to any residual contamination on, in, under or about any Real Property, or affecting any natural resources, and to any contamination of any Property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable Laws, but the foregoing indemnity shall not apply to Hazardous Materials on any Real Property, the presence of which is caused by the Creditors. Borrower and each Co-Borrower hereby acknowledges and agrees that, notwithstanding any other provision of this Agreement or any of the other Loan Documents to the contrary, the obligations of Borrower and the Co-Borrowers under this Section (and under Sections 4.18 and 5.9) shall be unlimited corporate obligations of Borrower and the Co-Borrowers and shall not be secured by any deed of trust or mortgage on any Real Property.
          ---
Any obligation or liability of Borrower and the Co-Borrowers to any Indemnitee under this Section shall survive the expiration or termination of this Agreement, the repayment of all Loans and the payment and performance of all other Obligations owed to the Banks.

          11.23  Gaming Boards
                 -------------
cooperate with all Gaming Boards in connection with the administration of their regulatory jurisdiction over Borrower and its Subsidiaries, _________ the provision of such documents or other information as may be requested by any such Gaming Board relating to Borrower or any of its Subsidiaries or to the

          11.24  Lien Releases
                 -------------
held by the Administrative Agent on any collateral for the Obligations (i) sold, transferred or otherwise disposed of in connection with any transaction not prohibited by the Loan Documents, (ii) constituting transaction not prohibited by the Loan Documents or which will concurrently expire and which has not been, and is not intended by Borrower or the relevant Subsidiary to be, renewed or extended,

repaid in full, (iv) if approved or consented to by those of the Banks required by Section 11.2, or (v) as otherwise expressly required by the Loan Documents. If the collateral so released consists of capital from its obligations under the Guaranty. Upon the request of the Administrative Agent, each Bank shall promptly provide written confirmation of the authority of the Administrative Agent to release such Liens

          11.25  Termination; Release of Liens
                 -----------------------------
contemplated in Section 2.12 and the release of the Liens heretofore securing the Old Loan Agreement, upon (a) the expiration or termination of the Commitment, (b) the full and final payment in Cash of the

Bank or indemnitee under Sections 3.7, 3.8, 11.11 and 11.22 and (d) the payment of all other amounts then due under the Loan Documents, the Administrative Agent is hereby authorized by the Banks to,

deliver to Borrower and the Co-Borrowers discharges from further compliance with the covenants contained in Articles 5, 6, and 7 and releases of the Liens created by the Loan Documents, and shall notwithstanding the survival of any provisions of this Agreement herein provided for.

          11.26 _________________________.  If any Collateral Event occurs, the
Administrative Agent shall, to the extent required by Gaming Laws, retain possession of all pledged collateral designated to the Nevada State Gaming Control Board, and (b) gaming licensees in other jurisdictions at a location in that jurisdiction designated to the Gaming Board of that jurisdiction, if so required by the

          11.27  Removal of a Bank
                 -----------------
remove a Bank as a party to this Agreement in accordance with this Section (a) under the circumstances set forth in Sections 2.10, 3.7, 3.8(g) and 3.12(d) and
(b) if such Bank is the subject of a

Section either
        ------

          (x) Upon notice from Borrower and the Co-Borrowers, the Bank being removed shall execute and deliver a Assignment Agreement covering that Bank's Pro Rata Share in favor of one or more Eligible Assignees designated by Borrower and the Co-Borrowers (and acceptable to the Administrative Agent, which acceptance shall not be unreasonably delayed or withheld), subject to payment of a purchase price by such Eligible Assignee equal to all principal and accrued interest, fees and other amounts payable to such Bank under this Agreement through the date of assignment; or

          (y) Except in the case of the removal of a Bank pursuant to Section 2.10, Borrower and the Co-Borrowers may reduce the Commitment pursuant to Section 2.8 (and, for this purpose, the numerical requirements of such Section shall not apply) by an amount equal to that Bank's Pro Rata Share, pay and provide to such Bank the amounts, assurances and indemnities described in subclauses (i) and (ii) of clause (x) above and release such Bank from its Pro Rata Share.

          11.28  Joint and Several.  Borrower and each of the Co-Borrowers shall
                 -----------------
be obligated for all of the Obligations on a joint and several basis, notwithstanding which of them may have directly received the proceeds of any particular Loan or Advance, provided that, anything to the contrary herein
                            --------
notwithstanding (including Exhibit J), the liability of Detroit shall be limited to that portion of the Obligations which are used, directly or indirectly, to finance the design, development, construction or operation of the Detroit Project or which are actually borrowed or received by Detroit. Borrower and each of the Co-Borrowers acknowledge and agree that, for purposes of the Loan Documents, Borrower, the Co-Borrowers and the Guarantors constitute a single integrated financial enterprise and that each receives a benefit from the availability of credit under this Agreement. Borrower and the Co-Borrowers each waive all defenses arising under the Laws of suretyship, to the extent such Laws are applicable, in connection with their joint and several obligations under this Agreement. Without limiting the foregoing, Borrower and each of the Co-Borrowers agree to the Joint Borrower Provisions set forth in Exhibit J, incorporated by this reference.

          11.29  Non-Involvement of Tracinda. The parties hereto acknowledge
                 ---------------------------
that neither Kirk Kerkorian nor Tracinda Corporation, individually or collectively, is a party to this Agreement or any of the other Loan Documents executed on the Closing Date. Accordingly, the parties hereto hereby agree that in the event (i) there is any alleged breach or default by any Party under this Agreement or any such Loan Document, or (ii) any party hereto has any claim arising from or relating to any such Loan Document, no party hereto, nor any party claiming through it (to the extent permitted by applicable Law), shall commence any proceedings or otherwise seek to impose any liability whatsoever against Mr. Kerkorian or Tracinda Corporation by reason of such alleged breach, default or claim.

          11.30  Waiver of Right to Trial by Jury.  EACH PARTY TO THIS AGREEMENT
                 --------------------------------
HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTY HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR

CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN

WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                           Purported Oral Amendments
                           -------------------------

EXPRESSLY ACKNOWLEDGE THAT THIS AGREEMENT AND THE OTHER LOAN OR THEREOF WAIVED OR SUPPLEMENTED, BY AN INSTRUMENT IN WRITING THAT THEY WILL NOT RELY ON ANY COURSE OF DEALING, COURSE OF PERFORMANCE, OR ADMINISTRATIVE AGENT OR ANY BANK THAT DOES NOT COMPLY WITH TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.


executed as of the date first above written.



                      By:____________________________________________
                      Title:_____________________________________________


                      MGM GRAND ATLANTIC CITY, INC., a New Jersey corporation

                      By: /s/ Scott Langsner
                         ---------------------------------------
                      Title: Senior Vice President & Secretary/Treasurer
                            ---------------------------------------------

                      MGM GRAND DETROIT, LLC

                      By: MGM Grand Detroit, Inc., managing member

                             By: /s/ Scott Langsner
                                -----------------------------------------
                             Title: Senior Vice President & Secretary/Treasurer
                                    -------------------------------------------

                      Address for Borrower and each Co-Borrower:

                      3799 Las Vegas Boulevard South
                      Las Vegas, Nevada 89109
                      Attn: James J. Murren, President and Chief Financial
                            Officer

                      Telecopier: (702)891-1114
                      Telephone:  (702)891-3344

                             Scott Langsner, Treasurer

                             3799 Las Vegas Boulevard South


                             Telecopier: (702)891-1114


                             and


                             Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP

                             Los Angeles, California 90067


                             Telephone: (310)282-6268

                             BANK OF AMERICA, N.A., as Administrative Agent and as a Bank


                             By: ___________________________________

                             By: /s/ Kristi Jackson
                                ------------------------------------
                                 Kristi Jackson, Vice President

                             Address for notices:

                             Bank of America, N.A.
                             Agency Management Services
                             555 South Flower Street, 11th Floor
                             Los Angeles, California 90017
                             Attn: Janice Hammond, Vice President

                             Telecopier: (213)228-2299
                             Telephone:  (213)228-9861

                             With a copy to:
                             Bank of America, N.A.
                             555 South Flower Street (LA-5777)
                             Los Angeles, California 90071
                             Attn: William S. Newby, Managing Director
                             Telecopier: (213)228-3145
                             Telephone:  (213)228-2438

                              BANKERS TRUST COMPANY



                              By: /s/ Laura S. Burwick
                                 --------------------------------

                              Name: Laura S. Burwick
                                   ------------------------------

                              Title: Principal
                                    -----------------------------

                              By:________________________________

                              Name:______________________________

                                  _______________________________


                              Address for Notices:


                              Attention: George Reynolds
                              130 Liberty

                              Facsimile: (212)250-2863
                                         (212)699-0743

                              CITIBANK, N.A.



                              By: /s/ Suneet Gupta
                                 -------------------------------

                              Name: Suneet Gupta
                                   -----------------------------

                              Title: Vice President
                                    ----------------------------

                              Address for Notices:

                              Citibank, N.A.
                              Attention: Mark Wilson
                              399 Park Avenue
                              New York, New York 10043
                              Facsimile: (212)793-6873
                              Telephone: (212)559-7241

                              COMMERZBANK AG, NEW YORK AND GRAND CAYMAN
                              BRANCHES



                              By: /s/ Christian Jagenberg
                                 --------------------------------

                              Name: Christian Jagenberg
                                   ------------------------------

                              Title: SVP and Manager
                                    -----------------------------

                              By: /s/ Karla Wirth
                                 --------------------------------

                              Name: Karla Wirth
                                   ------------------------------

                              Title: Assistant Treasurer
                                    -----------------------------

                              Address for Notices:

                              Commerzbank AG, New York and Grand Cayman Branches
                              Attention: Werner Schmidbauer
                              633 West Fifth Street
                              Los Angeles, CA 90071
                              Facsimile: (213)623-0039
                              Telephone: (213)623-8223

                              MERRILL LYNCH CAPITAL CORP.


                              By: /s/ David Dysenchuk
                                  -----------------------------------

                              Name: David Dysenchuk
                                   ----------------------------------

                              Title: Vice President
                                    ---------------------------------


                              By: /s/ David Dysenchuk
                                 ------------------------------------

                              Name: David Dysenchuk
                                   ----------------------------------

                              Title: Vice President
                                    ---------------------------------


                              Address for Notices:

                              Merrill Lynch Capital Corp.
                              Attention: David Dysenchuk
                              World Financial Center North Tower
                              250 Vesey Street, 26th Floor
                              New York, NY 10281
                              Facsimile: (212)449-9143
                              Telephone: (212)449-5235

                              THE BANK OF NOVA SCOTIA



                              By: /s/ Alan Pendergast
                                 ------------------------------

                              Name: Alan Pendergast
                                    ---------------------------

                              Title: Managing Director
                                     --------------------------


                              Address for Notices:

                              The Bank of Nova Scotia
                              Attention: Alan Pendergast
                              580 California Street
                              San Francisco, CA 94104
                              Facsimile: (415)397-0791
                              Telephone: (415)616-4155

                              BANK ONE, NA



                              By: /s/ Kandis A. Jaffrey
                                  -------------------------------------

                              Name: Kandis A. Jaffrey
                                    -----------------------------------

                              Title: Vice President
                                    -----------------------------------

                              By: -----------
                                 --------------------------------------

                              Name: -----------
                                   ------------------------------------

                              Title: ----------
                                    -----------------------------------

                              Address for Notices:

                              Bank One, NA
                              Attention: James Junker
                              777 S. Figueroa Street, 4th Fl.
                              Los Angeles, CA 90017
                              Facsimile: (213)683-4999
                              Telephone: (213)683-4948

                              BEAR STEARNS CORPORATE LENDING INC.


                              By: /s/ Richard L. Metrick
                                  -----------------------------------

                              Name: Richard L. Metrick
                                   ----------------------------------

                              Title: President
                                    ---------------------------------


                              Address for Notices:

                              Bear Stearns Corporate Lending Inc.
                              Attention: Keith Barnish
                              245 Park Avenue
                              New York, NY 10167
                              Facsimile: (212)272-2000
                              Telephone: (212)272-6082

                              CIBC, INC.


                              By: /s/ Dean J. Decker
                                  ---------------------------------------

                              Name: Dean J. Decker
                                   --------------------------------------

                              Title:    Executive Director
                                   CIBC World Markets Corp., AS AGENT


                              Address for Notices:

                              CIBC, Inc.
                              Attention: Dean J. Decker
                              350 South Grand Ave., Suite 2600
                              Los Angeles, CA 90071
                              Facsimile: (213)617-6245
                              Telephone: (213)346-0157

                              Societe Generale



                              By: /s/ Alex Y. Kim
                                 ----------------------------------

                              Name: Alex Y. Kim
                                   --------------------------------

                              Title: Vice President
                                    -------------------------------


                              Address for Notices:

                              Societe Generale
                              Attention: Alex Kim
                              2029 Century Park East, Suite 2900
                              Los Angeles, CA 90067
                              Facsimile: (310)551-1537
                              Telephone: (310)788-7108

                              FLEET BANK, N.A.



                              By: /s/ John T. Harrison
                                 ----------------------------------

                              Name: John T. Harrison
                                   --------------------------------

                              Title: SENIOR VICE PRESIDENT
                                    -------------------------------


                              By:__________________________________

                              Name:________________________________

                              Title:_______________________________


                              Address for Notices:

                              Fleet Bank, N.A.
                              Attention: John Harrison
                              1300 Atlantic Avenue
                              Atlantic City, NJ 08401
                              Facsimile: (732)780-0754
                              Telephone: (732)294-4300

                              COMERICA BANK


                              By: /s/ Emmanuel M. Skevofilax
                                 -------------------------------------

                              Name: Emmanuel M. Skevofilax
                                   -----------------------------------

                              Title: Vice President
                                    ----------------------------------


                              By: n/a
                                 -------------------------------------

                              Name:___________________________________

                              Title:__________________________________



                              Address for Notices:

                              Comerica Bank
                              Attention: Eoin Collins
                              3980 Howard Hughes Parkway, Suite 350
                              Las Vegas, NV 89109
                              Facsimile: (702)791-2371
                              Telephone: (702)791-4802

                                       MERRILL LYNCH BANK, USA.


                                       By:  /s/ Peter C. Hagan
                                          ------------------------
                                       Name:    PETER C. HAGAN
                                            ----------------------
                                       Title:   CHAIRMAN
                                             ---------------------


                                       Address for Notices:

                                       ---------------------------

                                       Facsimile: (609) 282-1997
                                       Telephone: (609) 282-2697